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                        CONTRACT FOR SALE OF REAL ESTATE

                         This contract for sale is made

     BETWEEN HIGHPOINT COUNTRY CLUB GOLF ASSOCIATES, INC., CHUBB CONSTRUCTION CO., INC., ALTAMONT DEVELOPMENT CORP., AC MANAGEMENT COMPANY, INC., JOHN A. RIZZO and DALE RIZZO whose address is P.O. Box 1154, Montague, New Jersey 07827, collectively referred to as the "the Seller",

     AND UNITED STATES PROPERTIES, INC., ("USPI") whose address is Tower 56, 126
E. 56th Street, 17th Floor, New York, New York 10022, referred to as the "the Purchaser".

     The words "the Purchaser" and "the Seller" include all the Purchasers and all the Sellers listed above.

     1. Purchase Agreement. The Seller agrees to sell and the Purchaser agrees to buy the Property (hereinafter defined) described in this contract ("Contract").

     2. Property. The Property to be sold consists of: (a) the land ("Land") and all the buildings (collectively, "Buildings"), other improvements and fixtures on the Land; (b) all of the Seller's rights relating to the Land; and (c) all personal property specifically included in this contract further described as two hundred fifty-nine (259) subdivided residential building lots, three (3) single-family homes and an undivided 79 acre parcel on a total of approximately 1,000 acres of land; (d) all right, title and interest of the Seller, if any, in and to the land lying in the bed of any street or highway in front of or adjoining the Land to the center line thereof and to any unpaid award for any taking by condemnation or any damage to the Land by reason of a change of grade of any street or highway; (e) the appurtenances and all the estate and rights of the Seller in and to the Land and Buildings; and (f) all right, title and interest of the Seller, if any, in and to the fixtures, equipment and other personal property attached or appurtenant to the Buildings (collectively, "Property"). The Property is located on County Route 653, Clove Road, in the Township of Montague, County of Sussex and State of New Jersey. The Property is more fully described in Schedule "A" annexed hereto.


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     3. Purchase Price. The purchase price ("Purchase Price") for the Property is allocated to individual building lots, homes and acreage, is specified in Schedule "B" annexed hereto, and totals $6,496,250.

 A.      Two hundred twenty-one (221)                                 $4,420,000
         Interior Building Lots

B.        Thirty-eight (38)                                           $1,450,000
          Lake Front Building Lots

C.       Three (3) Single-family Homes                                $ 330,000

D.       Seventy-nine (79) acre parcel                                $  296,250
                                                                      ----------


                                            TOTAL                     $6,496,250

     4. Payment of Purchase Price. The Purchaser will pay the Purchase Price at Closing as follows:

A.   Previously paid by the Purchaser (initial deposit
     ("Deposit") held in escrow by Sherman, Citron & Karasik,
     P.C., New York) ("the Purchaser's Attorney")                        $25,000

B.   Wire transfer of funds to Laddey, Clark & Ryan Trust Account which the Seller agrees shall be applied by the Seller at
     the Closing to payment of the notes and obligation set forth
     in Schedule "C" annexed hereto.                                  $2,583,362
                                                                      ----------

                                    SUBTOTAL                          $2,608,362

C.   By the Seller taking back a non-recourse subordinated
     purchase money note and mortgage ("Purchase Money Note and
     Purchase Money Mortgage") due five (5) years from Closing,
     without interest cost to the Purchaser in the sum of             $1,514,138
     The Purchase Money Note and Purchase Money Mortgage will be in the usual form, including a 5% percent late charge after 15 days' written notice to the Purchaser, and default, after 30 days' written notice to the Purchaser (based upon Allstate Form #204 and #2004). The Purchaser will also pay all recording costs, and provide the Seller with an adequate
     Affidavit of Title. The Purchase Money Note will be re-paid in cash by the Purchaser solely from the proceeds of the closing of the sale of homes built on or from the sale of individual building lots located on the Land by the Purchaser in accordance with Schedule "D" annexed hereto.
     The Purchase Money Mortgage shall contain the following additional provisions:

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     (i) "The mortgagor or any owner of the mortgaged premises shall have the right to prepay the entire unpaid indebtedness together with accrued interest, but without penalty, at any time.

     (ii) "Notwithstanding anything to the contrary contained herein, the obligations of the mortgagor for the payment of the indebtedness and for the performance of the terms, covenants and conditions contained herein and in the note secured hereby is limited solely to recourse against the property secured by this mortgage, and in no event shall the mortgagor or any principal of the mortgagor, disclosed or undisclosed, be personally liable for any breach of or default under the note or this mortgage or for any deficiency resulting from or through any proceedings or foreclose this mortgage, nor shall any deficiency resulting from or through any proceedings to foreclose this mortgage, nor shall any deficiency judgment, money judgment or other personal judgment be sought or entered against the mortgagor or any principal of the mortgagor, disclosed or undisclosed."

     (iii) "The mortgagee agrees that, within 10 days after written request by the mortgagor, but not more than twice during any period of 12 consecutive months, it will execute, acknowledge and deliver without charge a certificate of reduction in recordable form (a) certifying as to (1) the then unpaid principal balance of the indebtedness secured hereby, (2) the maturity date thereof, (3) the rate of interest, (4) the last date to which interest has been paid and (5) the amount of any escrow deposits then held by the mortgagee, and (b) stating to the knowledge or the mortgagee, whether there are any alleged defaults hereunder and, if so, specifying the nature thereof."

     (iv) "All notices required or desired to be given under this mortgage shall be in writing and shall be delivered personally or shall be sent by prepaid registered or certified mail, addressed to the mortgagor and mortgagee at the addresses specified in this mortgage or to such other parties or at such other addresses, not exceeding two, as may be designated in a notice given to the other party or parties in accordance with the provisions hereof."

     (v) "Property shall be released from the lien of the mortgage upon payment to the mortgagee at the rate per lot specified in Schedule " " annexed hereto, [Schedule "D" to this Contract]

     (vi) The roads, green spaces and lots reserved for wells,


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     water storage tanks, sewage treatment stations or other utilities shall be released from the lien of the mortgagee either upon their dedication to the municipality or upon the mortgagor's payment in full of the mortgage, whichever event occurs first. The mortgagee shall join with the mortgagor in the execution of any subdivision document or instrument dedicating to public use any and all roads, rights-of-way, easements for drainage, waterways, and similar public facilities after receipt of approval of the subdivision application and maps by the appropriate governmental authorities. The mortgagor shall not be required to pay any release price for areas dedicated for public use as described above, nor for any bodies of water created by the mortgagee.

     (vii) Payments made on account of releases shall be applied by the mortgagee to the next principal installment payment due and payable pursuant to the terms of the note secured by this mortgage.

     (viii) All mortgage releases shall be prepared and executed by the mortgage upon payment to the mortgage of $50.00 per lot released from the lien of this mortgage.

     (ix) This mortgage is now, and be in the future be subordinated to any first lien and mortgage which the mortgagor or its assigns or any owner of the mortgaged premises may place upon or grant in connection with the mortgaged premises. The mortgagee shall execute such instruments as may be reasonably required by the mortgagor in order to fully effectuate the terms of this subordination and otherwise comply with the requirements of any mortgagee to whom the mortgagor may grant a first lien and mortgage on the mortgaged premises.

D.    395,625 shares of restricted USPI
      stock ("Stock) valued for purposes
      of this Contract at $6.00 per share.                            $2,373,750
                                                                      ----------

                                         TOTAL                        $6,496,250
                                                                      ==========

     5. Deposit Moneys. The Deposit will be held in escrow by Purchaser's Attorneys in accordance with the escrow agreement annexed to this Contract until the Closing. All interest shall belong to the party entitled to the Deposit.

     6. Issue of Stock. The Purchaser will issue the Stock to the Seller's designee at the Closing.

     7. Stock Lock-Up and Purchase Agreement. The Stock


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issued by the Purchaser to the Seller's designee will be governed by the terms and conditions of a "Lock-Up and Purchase Agreement", a form of which is annexed as Schedule "F" hereto. The Seller and the Seller's designee shall execute the Lock-Up and Purchase Agreement at the Closing.

     8. Time and Place of Closing. Closing ("Closing") shall take place in the office of Richard I. Clark, Esq. LADDEY, CLARK & RYAN ("the Seller's Attorney"), 60 Blue Heron Road, Sparta, New Jersey, on or before October 15, 1997.

     9. Transfer of Ownership. At the Closing, the Seller will transfer ownership of the Property to the Purchaser. The Seller will give the Purchaser a properly executed deed and an adequate affidavit of title acceptable to the Purchaser's title insurer.

     10. Type of Deed. The Seller agrees to provide and the Purchaser agrees to accept a Bargain and Sale Deed with Covenants Against Grantor's Acts.

     11. Physical Condition of the Property. Except as otherwise set forth in this Contract, the Property is being sold "as is". The Seller agrees to maintain the Property, subject to ordinary wear and tear until Closing.

     12. Flood Area. OMITTED

     13. Property Lines. The Seller states that all Buildings, driveways and other improvements on the Property or the improved lots on the Property are within their boundary lines or are provided for by easement, and that no improvements on properties adjoining the Property extend across the boundary lines of the Property.

     14. Capital Improvements. The Seller will provide roads and related capital improvements to the Property as specified in Schedule "F" annexed hereto at its sole expense. The Purchaser will advance the costs of such improvements to the Seller and will deduct the amount so advanced from the Purchaser's obligation to make cash re-payment of the Purchase Money Note related to the Purchaser's sale of Interior Building Lots and the 79 acre parcel referred to in Schedule "D" annexed hereto.

     15. Ownership. The Seller agrees to transfer and the Purchaser agrees to accept fee simple, marketable, and insurable title to the Property free of all claims and rights of others, except for and subject only to the following:

     A. The rights of utility companies to maintain pipes, poles, cables and wires over, on and under the street, the part of the property next to the street or running to any house or other

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improvement on the property provided none of such rights imposes any monetary obligation on the owner of the Property.

     B. Recorded agreements other than leases or occupancy agreements which limit the use of the Property, unless the agreements: (1) are presently violated; (2) provide that the Property would be forfeited if they were violated; (3) unreasonably limit the normal use of the Property; (4) imposes any monetary obligations on the owner of the Property; and (5) render title to the Property unmarketable or uninsurable.

     C. Community Corporation of High Point, Inc. by-laws.

     16. The Seller's Representations. Seller makes the following representations:

     A. The Seller is the sole owner of the Property free and clear of all liens, claims, leases, occupancies, and encumbrances except for existing mortgages, which mortgages the Seller will discharge at or prior to Closing, taxes and Community Corporation of High Point, Inc. dues, which taxes and dues will be adjusted pursuant to paragraph 21, utility easements provided for in paragraph 15A, and the judgement annexed hereto as "Schedule H" provided for at paragraph 16F. The Seller represents that no existing conditions with respect to the Property or its use or intended use for residential development purposes or operations exist which violate any restrictive covenants, zoning, environmental or other ordinance, rule, statue or governmental law or regulation. The Property is zoned R-4 and such zoning permits the erection and maintenance of manufactured and/or modular homes at no minimum value. No Hazardous Substances (as hereinafter defined) have been released, treated, stored or disposed of, or otherwise deposited in or on, or migrated to, the Property including without limitation of the generality of the foregoing, the surface waters and subsurface waters of the Property; there are no substances or conditions (including asbestos or asbestos containing materials) in or on the Property or any other parcels of and which may materially adversely affect the Property or use thereof of which would be reasonably likely to support a claim or cause of action under any existing federal, state or local environmental statute, regulation, ordinance or other environmental regulatory requirement (hereinafter collectively called `Applicable Environmental Laws"), including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), as amended 42 U.S.C. ss.ss.6901 et seq. and the Resource Conservation and Recovery Act ("RCRA"), as amended U.S.C. ss.ss.6904 et seq., which terms shall also include, whether or not included in the definitions contained in Applicable Environmental Laws, petroleum, solvents, or polychlorinated biphenyls; there are no underground tanks at the Property and no part of the Property constitutes "wetlands"; there are no liens under applicable environmental laws affecting the Property and no government actions

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have been taken or, to the knowledge of the Seller, are in process, which could subject any portion of the Property to such liens; there have been delivered to the Purchaser true copies of the results of any tests, investigations or reports made by or on behalf of the Seller with respect to the environmental or other condition of the Property and the Seller is not aware of any material inaccuracies in such tests, investigations or reports. As used herein, "Hazardous Substances" shall mean any hazardous materials, hazardous waste, hazardous and toxic substances, pollutants and contaminants, as those terms defined by any applicable environmental laws.

     B. All certificates and any other licenses or permits which are required by any governmental authority having jurisdiction thereof for the occupancy, ownership and operation of the Property including certificates of occupancy (the "Permits") have been validly issued and are in good standing. All charges and fees for the Permits have been paid in full.

     C. The present use of the Property and the intended use of the Property for residential development and/or in specific uses identified in Schedule "G" annexed hereto is not in violation of the zoning laws and ordinances pertaining thereto, and the Property as actually used are not in violation of the zoning laws and ordinances pertaining thereto.

     D. The Buildings have been approved by departments having jurisdiction and a permanent certificate of occupancy for the Buildings as presently constituted and used is in existence, and the original or a certified copy thereof will be furnished to the Purchaser at Closing.

     E. No part of the Property is in a "Flood Area" designated by the United States Government or by the State of New Jersey.

     F. Seller has complied with all of its obligations under the judgment annexed hereto as Schedule "H" and has completed the erection of all of the improvements, buildings etc. referred to therein, all of which are free and clear of any liens, claims and encumbrances.

     G. All lots located on the Land (a) will percolate pursuant to tests conducted by an engineer licensed by the State of New Jersey pursuant to guidelines established by the State of New Jersey (b) will have water and/or water utility service sufficient to ensure the issuance of a Certificate of Occupancy in connection with any building which may be erected thereon and (c) will be legally eligible for the issuance of building permits by all governmental authorities having jurisdiction thereover. If any lot does not comply with any of the foregoing representations, then Seller, at Seller's option, may substitute a comparable lot,

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contiguous to the Land, reasonably acceptable to the Purchaser, and which comply with all of the foregoing representations, or the Purchase Money Note will be reduced by an amount equivalent to the purchase price of any such lot which does not comply with any and all of the foregoing representations.

     H. Each owner of a lot located on the Land is entitled to one vote in Community Corporation of High Point, Inc.

     17. Correcting Defects. OMITTED.

     18. Risk of Loss. The Seller is responsible for any damage to the Property, except for normal wear and tear, until Closing. If there is damage, the Purchaser can proceed with the Closing and either:

     A. Require that the Seller repair the damage before the Closing, or

     B. Deduct from (1) the cash portion of the Purchase Price and/or (2) the Purchase Money Note, in the Purchaser's discretion, a fair and reasonable estimate of the cost to repair the Property.

     19. Cancellation of Contract. OMITTED.

     20. Assessments for Municipal Improvements. The Property is fully assessed by the governmental authorities for taxing purposes. The Seller has delivered to the Purchaser a copy of the latest real estate tax bill with respect to the Property. There are no proceedings presently pending for the reduction of the assessed value of the Property. Certain municipal improvements such as sidewalks and sewers may result in the municipality charging property owners to pay for the improvement. All unpaid charges (assessments) against the Property for work completed before the Closing will be paid by the Seller at or before the Closing. If the improvement is not completed before the Closing, then only the Purchaser will be responsible. If the improvement is completed, but the amount of the charge (assessment) is not determined, the Seller will pay an estimated amount at the Closing. When the amount of the charges is finally determined, the Seller will pay any deficiency to the Purchaser or may deduct same from the Purchaser's next due obligation under the Purchase Money Mortgage. (if the estimate proves to have been too low), or the Purchaser will return any excess to the Seller (if the estimate proves to have been too high)

     21. Adjustments at Closing. The Purchaser and the Seller agree to adjust the following expenses as of the Closing: taxes, Community Corporation of Highpoint, Inc. dues and rents; provided, however, that Seller shall be solely responsible for all Community Corporation of High Point, Inc. assessments which exist

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as of the Closing.


     22. Possession. The Seller shall deliver to the Purchaser, and the Purchaser shall obtain possession of the Property at Closing.

     23. I.R.C. ss.1031 Tax Deferred Exchange Provision. The Purchaser will cooperate with the Seller or its corporate facilitators trading for like-kind trade property under the I.R.C. ss.1031 Tax Deferred Exchange provision. The exchange process will be at no cost or liability to the Purchaser. The Purchaser agrees to an assignment of this contract for the purpose of effectuating this like-kind exchange; provided however, that such assignment shall not release the Seller from any of its obligations under this Contract.

     24. Parties Liable. This Contract is binding upon all parties who sign it and who succeed to their rights and responsibilities.

     25. Notices. All notices under this Contract must be in writing. The notices must be delivered personally or mailed by certified mail, return receipt requested, to the other party at the address written in this Contract, and to that party's attorney by regular mail.

     26. Broker's Commissions. It is understood and agreed between the parties that no real estate broker is entitled to a commission as a result of this Contract or the Closing. The parties agree to indemnify and hold each other harmless for any loss, damage, judgment, claim, liability and expense, including legal fees, if the representation of either party proves to be untrue, resulting in damage to the other party.

     27. Broom Clean. For improved lots, the Seller agrees to remove all of its possessions and property which are not part of the Property from the Property prior to Closing. The Seller also agrees to maintain the grounds, buildings and improvements subject to ordinary wear and tear. The Buildings shall be vacant and in "broom clean" condition on the date of Closing.

     28. Rights of First Refusal. The Seller owns an 18 hole golf course ("Golf Course") which is adjacent to the Property. The Seller grants to the Purchaser a right of first refusal for any bona fide third-party offer to purchase only the Golf Course and not any of its amenities on the following terms and conditions:

     A. If the Seller, in the Seller's discretion, offers to sell the Golf Course and thereafter receives from a third party a bona fide offer to purchase the Golf Course which the Seller desires to accept, the Seller before accepting the offer, shall send the Purchaser two copies of a contract for the sale of the


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Golf Course, providing the terms of the offer, both copies of which have been duly signed by the Seller, together with a written notification from the Seller of the Seller's intention to make or accept the offer provided in the Contract, as the case may be. The Purchaser shall have the right, within 15 days after the receipt of the contract and a written notice, to purchase the Golf Course, pursuant to the terms and conditions set forth in the contract. In the event Purchase elects to accept the offer, then the Purchaser must do so by executing one copy of the contract and returning it to the Seller within the 15 day period, together with a certified check for the deposit, if any, required pursuant to the terms of the contract.

     B. If the Purchaser does not accept the offer embodied in the contract within the 15 day period, then the offer embodied in the contract shall be deemed withdrawn and the Seller shall be free for a period of six months from the expiration of the 15 day period to sell or offer the Golf Course on terms not less favorable to the Seller than those set forth in the contract free and clear of the Purchaser's right of first refusal. In the event the Golf Course is not sold to a third party within the six month period, then any further offer to sell or purchase the Golf Course or any part thereof must be submitted to the Purchaser in accordance with the provisions of paragraph 28A.

     C. In the event the Seller shall during the six month period or any subsequent time decide to revise the terms of its offer so that the Golf Course shall be offered for sale upon terms less favorable to the Seller than those contained in the contract previously submitted to the Purchaser, or shall receive from a third party a bona fide offer to the Purchase the Golf Course or any part thereof on less favorable terms, which offer, if the Seller desires to accept (such less favorable terms being described as "The New Offer"), then the Seller shall, with respect each such New Offer, before offering the Golf Course for sale to others on the terms embodied in The New Offer or accepting The New Offer as the case may be, offer to sell the Golf Course to the Purchaser on the terms contained in the then current offer. The terms of The New Offer shall be embodied in a new contract for a sale of the Golf Course and shall be submitted to the Purchaser in accordance with the requirements of paragraph 28A. If the Purchaser shall not accept The New Offer within 15 days from the receipt of a new contract and written notice referred to in paragraph A above, then the Seller will be free for a period of six months from the expiration of the 15 day period to sell or offer to sell the Golf Course to third parties on terms not less favorable to the Seller than those contained in The New Offer free and clear of this Right of First Refusal; provided, however, that, in the event the Golf Course or such part thereof is not sold to the third party within the six month period, then any further offers with respect to the Golf Course or any part thereof must be submitted to the Purchaser in accordance with the provisions of paragraph 28A.


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     D. The Purchaser shall execute in recordable form and deliver to the
Seller's Attorney in escrow a release or discharge of this Right of First Refusal. In the event the Purchaser does not accept the offer embodied in the contract or The New Offer, then the Seller's Attorney, as escrow agent, shall, upon a non-acceptance of the offer, forward to the Seller the executed release or discharge with a copy to the Purchaser's Attorney.

     E. This right of first refusal may be assigned pursuant to paragraph 34.

     F. Notices given pursuant to this paragraph shall be in accordance with paragraph 25.

     G. This right of first refusal lasts only three (3) years from the date of Closing and automatically expires on the last day of the third year from the date of Closing unless the Purchaser materially breaches other provisions of this Contract at which time it shall terminate at the time of breach.

     30. Lien Payment. The Seller has the privilege of paying off any liens and obligations relating to the Property at Closing and out of the Purchase Price.

     31. Time of Essence. The parties agree that the Closing date is only a target date and time is not of the essence. The parties further agree that at any date after the Closing date either party may make time of the essence, and both parties agree that ten (10) calendar days is sufficient for time of the essence notice. furthermore, notice given by certified mail to the other party as well as certified mail to that party's attorney shall constitute effective time of the essence notice. If either party makes time of the essence, then Closing shall take place at either attorney's office at the option of the party giving the initial time of the essence closing notice.

     32. Survival. The provisions of this Contract survive Closing and do not merge with the closing of title.

     33. Complete Agreement. This Contract is the entire and only agreement between the Purchaser and the Seller. This Contract replaces and cancels any previous agreement between the Purchaser and the Seller. This Contract can only be changed by an agreement in writing signed by both the Purchaser and the Seller. The Seller states that the Seller has not made any other contract to sell the Property to anyone else.

     34. Contract Assignable. The Purchaser may assign this Contract to a corporation, partnership, limited partnership or limited liability company, in which it is the controlling person. For the purposes of this paragraph, "controlling person" means an individual general partner of a limited partnership, managing

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partner of a general partnership or controlling member or shareholder of a corporation or limited liability company which is the assignee or which is the general partner of a limited partnership or limited liability company which is the assignee. The Purchaser shall furnish a duplicate original assignment and assumption of this contract in form reasonably satisfactory to the Seller and the Seller's counsel and signed by the Purchaser and the assignee. Upon such assignment, the Purchaser shall be released from all obligations under this Contract.

     35. Responsibility for Violations. All notes or notices of violations of law or governmental ordinances, orders or requirements which were noted or issued prior to the date of this contract by any governmental department, agency or bureau having jurisdiction as to conditions affecting the Property and all liens which have attached to the Property prior to Closing, shall be removed or complied with by the Seller. If such removal or compliance has not been completed prior to the Closing, the Seller shall pay to the Purchaser at the Closing the reasonably estimated unpaid cost to effect or complete such removal or compliance, and the Purchaser shall be required to accept title to the Premises subject thereto, except that the Purchaser shall not be required to accept such title and may terminate this Contract in its discretion.

     36. Covenants of the Seller. The Seller covenants that between the date of this Contract and the Closing:

     A. No fixtures, equipment or personal property included in this sale or which are part of the Property, shall be removed from the Property unless the same are replaced with similar items or at least equal quality prior to the Closing.

     B. The Seller shall not withdraw, settle or otherwise comprise any protest or reduction proceeding affecting real estate taxes assessed against the Property for any fiscal period in which the Closing is to occur or any subsequent fiscal period without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld. Real estate tax refunds and credits received after the Closing which are attributable to the fiscal tax year during which the Closing occurs shall be apportioned between the Seller and the Purchaser, after deducting the expenses of collection thereof, which obligation shall survive the Closing.

     C. The Seller shall allow the Purchaser or the Purchaser's representatives access to the Property, and other documents required to be delivered under this contract upon reasonable prior notice at reasonable times.

     37. The Seller's Closing Obligations. At the Closing, the Seller shall deliver the following to the Purchaser:


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     A. A statutory form of bargain and sale deed with covenant against grantor's acts, containing the covenant required by the applicable lien law, and properly executed in proper form for recording so as to convey the title required by this Contract.

     B. All service contracts relating to the Property which are in effect on the Closing date and which are assignable by the Seller.

     C. An assignment to the Purchaser, without recourse or warranty, of all of the interest of the Seller in those service contracts, insurance policies, certificates, permits and other documents to be delivered to the Purchaser at the Closing which are then in effect and are assignable by the Seller.

     D. To the extent they are then in the Seller's possession and not posted at the Property, certificates, licenses, permits, authorizations and approvals issued for or with respect to the Property by governmental and quasi-governmental authorizations having jurisdiction.

     E. Such affidavits as the Purchaser's title company shall reasonably require in order to omit from its title insurance policy all exceptions for judgments, bankruptcies or other returns against persons or entities whose names are the one as or similar to the Seller's name.

     F. Checks to the order of the appropriate officers in payment of all applicable real property transfer taxes and copies of any required tax returns therefor executed by the Seller. Such checks shall be certified of official bank checks if required by the taxing authority, unless the Seller elects to have the Purchaser pay any of such taxes an credit the Purchaser with the amount thereof.

     G. A resolution of the Seller's board of directors authorizing the sale and delivery of the deed and a certificate executed by the secretary or assistant secretary of the Seller certifying as to the adoption of such resolution and setting forth facts showing that the transfer complies with the requirements of applicable law. The deed referred to in paragraph 10 of the Contract shall also contain a recital sufficient to establish such authorization in compliance with applicable law.

     H. Possession of the Property in the condition required by this Contract.

     I. Any other documents required by this Contract to be delivered by the Seller.

     J. An assignment of Seller's, rights under the judgement annexed hereto as Schedule "H" and under the High Point

Community Association by-laws, a true and correct copy of which Seller represents is annexed hereto as Schedule "I", and all of Seller's membership voting privileges in Community Corporation of High Point, Inc.

     38. The Purchaser's Closing Obligations. At the Closing the Purchaser shall:

     A. Deliver to the Seller wire transfer of funds pursuant to paragraph 4A, and certified or bank cashiers checks in payment of the portion of the Purchase Price payable at Closing, as adjusted for apportionments under paragraph 21. Payments of less than $10,000.00 may be made by ordinary check.

                  B. Deliver to the Seller the Purchase Money Mortgage, in proper form for recording, the Purchase Money Note secured thereby, financing statements covering personal property, fixture and equipment included in this sale and replacements thereof, all properly executed, and the Purchaser shall pay the mortgage recording tax and recording fees for the Purchase Money Mortgage.

     C. Deliver the Stock.

     D. Deliver any other documents required by this Contract to be delivered by the Purchaser.

     39. Objections to Title, Failure of the Seller or the Purchaser to Perform and Vendee's Lien.

     A. The Purchaser shall promptly order an examination of title and shall cause a copy of the title report to be forwarded to the Seller's Attorney upon receipt. The Seller shall be entitled to a reasonable adjournment or adjournments of the Closing for up to 60 days to remove and any other defects or objections which may be disclosed on or prior to the Closing date.

     B. If the Seller shall be unable to convey title to the Property at the Closing in accordance with the provisions of this Contract or if the Purchaser shall have any other grounds under this Contract for refusing to consummate the purchase provided for herein, the Purchaser, nevertheless, may elect to accept such title as the Seller may be able to convey with a credit as may be mutually agreed upon by the Seller and the Purchaser against the monies payable at the Closing equal to the reasonably estimated cost to cure the same, but without any other credit or liability on the part of the Seller. If the Purchaser shall not so elect, the Purchaser may terminate this Contract and the sole liability of the Seller shall be to refund the Deposit to the Purchaser and to reimburse the Purchaser for the net cost of title examination, but not to exceed the net amount charged by the Purchaser's title company therefor without issuance of a policy, and the net cost of updating the existing survey of the Property or the net cost of a new survey of the Property if there was no existing survey or the existing survey was not capable of being updated. Upon such refund and reimbursement, this Contract shall be null and void and the parties hereto shall be relieved of all further obligations and liability to each other.

     C. Any unpaid taxes, assessments, water charges and sewer rents, together with the interest and penalties thereon to a date not less than two days following the Closing date, and any other liens and encumbrances which the Seller is obligated to pay and discharge or which are against corporations, estates or other persons in the chain of title, together with cost of recording or filing any instruments necessary to charge such liens and encumbrances of record, may be paid out of the proceeds of the monies payable at the Closing. If the Seller delivers to the Purchaser on the Closing date official bills for such taxes, assessments, water charges, sewer rents, interest and penalties and instruments in recordable form sufficient to discharge any other liens and encumbrances of record. Upon request made a reasonable time before the Closing, the Purchaser shall provide at the Closing separate checks for the foregoing payable to the order of the holder of any such liens, claims or encumbrances and otherwise comply with this Contract. If the Purchaser's title insurance company is willing to insure the Purchaser, that such charges, liens and encumbrances will not be collected out of or enforced against the Property, then the Seller shall have the right, in lieu of payment, to deposit with the title insurance company such funds or assurances, or to pay such special or additional premiums as the title insurance company may require in order to so insure. In such case the charges, liens and encumbrances with respect to which the title insurance company has agreed so to insure shall not be considered objections to title.

SIGNED AND AGREED TO BY:                     HIGHPOINT COUNTRY CLUB GOLF
                                             ASSOCIATES, INC., Seller

Dated: September 22, 1997                    By: /s/ John DiMeo
                                                 ----------------------------
                                                    John DiMeo, President

                                            CHUBB CONSTRUCTION CO., INC., Seller

Dated: September 22, 1997                   By: /s/ John DiMeo
                                                ----------------------------
                                                   John DiMeo, President


                                            ALTAMONT DEVELOPMENT CORP., Seller

Dated: September 22,  1997                  By: /s/ Frank Cimina
                                                ----------------------------
                                                             President

                                             AC MANAGEMENT COMPANY, INC., Seller

Dated: September 22, 1997                    By: /s/ Arthur V. Coppola
                                                 ----------------------------
                                                  ARTHUR V. COPPOLA, President


Dated: September 22, 1997                    By: /s/ John A. Rizzo
                                                 ----------------------------
                                                    JOHN A. RIZZO, Seller


Dated: September 22, 1997                    By: /s/ Dale Rizzo
                                                 ----------------------------
                                                      DALE RIZZO, Seller

                                             UNITED STATES PROPERTIES, INC.,
                                             Purchaser

Dated: September 22,  1997                   By: /s/ Andreas V. Kissal
                                                 ----------------------------
                                                   President

                                   Schedule A


                          DESCRIPTION OF THE PROPERTY

                                 (SEE ATTACHED)

                                     [MAP]

                                   Schedule B


                   PURCHASE PRICE PER LOT, ACREAGE AND HOMES

                                 (SEE ATTACHED)

                               Highpoint Property

                A               B                  C                                  D              E           F              G
      1        Old             Old             Property                              New            New
      2      Block No.        Lot No.          Location                            Block No.       Lot No.     Acres          Price
      -      ---------        -------          --------                            ---------       -------     -----          -----
      3
      4 Chubby Material & Supply
      5                                    330 Clove Road                              18             11            1        $20,000
      6         18.7              4        439 Lake Shore North                        18          19.01        0.338        $20,000
      7         18.6              7        213 Lake Shore North                     18.42            146        0.298        $20,000
      8        18.13             25        367 Lake Shore South                     18.53             24        0.341        $20,000
      9         18.3           3.1A        244 Lake Shore North                     18.56             14         1.04        $80,000
     10         18.3              4        248 Lake Shore North                     18.56             16        0.414        $35,000
     11         18.3              5        250 Lake Shore North                     18.56             17        0.381        $35,000
     12
     13 Hidden Glen Estates
     14         18.7             25        401 Lake Shore North                        18             34        0.299        $20,000
     15         18.5             20        301 Lake Shore South                     18.42            118        0.264        $20,000
     16         18.5             19        299 Lake Shore South                     18.42            119        0.249        $20,000
     17         18.5             16        287 Lake Shore South                     18.42            122         0.32        $20,000
     18         18.5             15        285 Lake Shore South                     18.42            123        0.311        $20,000
     19         18.1              9        226 Lake Shore North                     18.56              5         0.33        $35,000
     20        18.16             52        333 Lake Shore East                      18.56             52        0.308        $20,000
     21         18.1             10        224 Lake Shore North                     18.56              4         0.28       $125,000
     22
     23 Chub Construction Co.
     24                                    North Shore Pt.                          18.55             25        2.457       $100,000
     25        18.13             13        111 Racetrack Circle                     18.53             12         0.58        $20,000
     26        18.13             15        107 Racetrack Circle                     18.53             14        0.593        $20,000
     27        18.13             16        105 Racetrack Circle                     18.53             15        0.642        $20,000
     28        18.13             17        103 Racetrack Circle                     18.53             16        0.622        $20,000
     29         18.9             21        210 Lake Shore North                     18.55             37        0.449        $35,000
     30         18.9             25        212 Lake Shore North                     18.55             38        1.501        $50,000
     31         18.9             26        214 Lake Shore North                     18.55             39        1.065        $50,000
     32         18.8            1.C        Lake Shore West                          18.55             66        1.128        $50,000
     33         18.1              6        232 Lake Shore North                     18.56              8        0.392        $35,000
     34         18.1              5        234 Lake Shore North                     18.56              9        0.425        $35,000
     35         18.1              3        238 Lake Shore North                     18.56             11        0.354        $35,000
     36         18.3              6        252 Lake Shore North                     18.56             18        0.339        $35,000
     37
     38 High Point Country Club by the Delaware, Inc.
     39           18           40.L        348 Clove Road                              18              2            1        $20,000
     40           18           40.K        346 Clove Road                              18              3            1        $20,000
     41           18           40.J        344 Clove Road                              18              4        1.001        $20,000
     42           18           40.H        342 Clove Road                              18              5            1        $20,000
     43

                               Highpoint Property

                A               B                  C                                  D              E           F              G
      1        Old             Old             Property                              New            New
      2      Block No.        Lot No.          Location                            Block No.       Lot No.     Acres          Price
      -      ---------        -------          --------                            ---------       -------     -----          -----
     44 High Point Country Club by the Delaware, Inc.
     45           18           40.G        340 Clove Road                              18              6        1.005        $20,000
     46           18           40.F        338 Clove Road                              18              7            1        $20,000
     47           18           40.E        336 Clove Road                              18              8        1.031        $20,000
     48           18           40.D        334 Clove Road                              18              9        1.018        $20,000
     49           18           40.C        332 Clove Road                              18             10        1.002        $20,000
     50         18.4              8        317 Lake Shore South                     18.42            113        0.416        $20,000
     51         18.6              2        203 Lake Shore North                     18.42            151        0.253        $20,000
     52        18.17             14        236 Old Chimney Ridge                    18.46              8        0.597        $20,000
     53        18.19             16        610 Sleepy Hollow Road                   18.47             16        0.513        $20,000
     54        18.19             17        608 Sleepy Hollow Road                   18.47             17        0.496        $20,000
     55        18.19             20        602 Sleepy Hollow Road                   18.47             20        0.393        $20,000
     56        18.20             12        103 Holiday Lane                         18.49             12         0.65        $20,000
     57                                    137 Hemlock Hill                         18.51              9        0.486        $20,000
     58                                    139 Hemlock Hill                         18.51             10        0.476        $20,000
     59        18.21             12        349 Rolling Ridge Road                   18.51             13         0.34        $20,000
     60        18.21             14        428 Deerfield Lane                       18.51             15         0.47        $20,000
     61        18.12              5        113 Hemlock Hill                         18.52              5        0.345        $20,000
     62        18.12             22        400 Deerfield Lane                       18.52             22        0.469        $20,000
     63        18.13             45        126 Hemlock Hill                         18.53             43        0.361        $20,000
     64        18.13             49        134 Hemlock Hill                         18.53             47        0.387        $20,000
     65        18.13             53        142 Hemlock Hill                         18.53             51        0.523        $20,000
     66         18.8             13        424 Lake Shore North                     18.55             12        0.482        $35,000
     67         18.1              4        236 Lake Shore North                     18.56             10        0.412        $35,000
     68         18.3              7        254 Lake Shore North                     18.56             19        0.322        $35,000
     69         18.3              8        256 Lake Shore North                     18.56             20        0.333        $35,000
     70         18.3              9        258 Lake Shore North                     18.56             21        0.351        $10,000
     71         18.3             10        260 Lake Shore North                     18.56             22        0.356        $10,000
     72         18.3             11        262 Lake Shore North                     18.56             23        0.369        $10,000
     73         18.3             12        264 Lake Shore South                     18.56             24        0.368        $10,000
     74
     75 Skyview Lake
     76         18.8             10        418 Lake Shore North                     18.55              9        0.319        $35,000
     77         18.9             11        434 Lake Shore North                     18.55             27        0.392        $35,000
     78         18.9             12        436 Lake Shore North                     18.55             28        0.391        $35,000
     79         18.9             13        438 Lake Shore North                     18.55             29        0.348        $35,000
     80         18.9             16        444 Lake Shore North                     18.55             32        0.397        $35,000
     81         18.9             19        206 Lake Shore North                     18.55             35        0.413        $35,000
     82        18.14              5        372 Lake Shore South                     18.55             56        0.552        $35,000
     83        18.14            1.E        392 Lake Shore West                      18.55             64        0.603        $35,000
     84

                               Highpoint Property

                A               B                  C                                  D              E           F              G
      1        Old             Old             Property                              New            New
      2      Block No.        Lot No.          Location                            Block No.       Lot No.     Acres          Price
      -      ---------        -------          --------                            ---------       -------     -----          -----
     85 Skyview Lake
     86         18.3             29        290 Lake Shore South                     18.56             36        0.446        $35,000
     87        18.10             15        302 Lake Shore South                     18.56             42        0.473        $35,000
     88
     89
     90 John Rizo
     91        18.17             11        242 Old Chimney Ridge Rd                 18.46             11         0.59        $20,000
     92        18.13             22        373 Lake Shore South                     18.53             21        0.576        $20,000
     93        18.17              1        103 Spook Ridge Road                     18.46             21        0.433        $20,000
     94
     95  DiMeo/Rizzo
     96                                    402 Lake Shore North                     18.55              2        0.609        $35,000
     97                                    105 North Shore Point                    18.55             24        0.346        $35,000
     98                                    242 Lake Shore North                     18.56             13        1.729       $100,000
     99                                    104 North Shore Point                    18.55             16        0.317        $35,000
    100                                    240 Lake Shore North                     18.56             12         0.39        $35,000
    101                                    360 Rolling Ridge Road                      18             85        0.238        $20,000
    102
    103 Highpoint Country Club Golf Associates
    104                                    426 Lake Shore North                     18.55             13        0.561        $35,000
    105                                    316 Lake Shore South                     18.56             49        0.237        $20,000
    106
    107 AC Management Co., Inc.
    108         18.1             11        222 Lake Shore North                     18.56              3        0.583       $125,000
    109        18.13             14        109 Racetrack Circle                     18.53             13        0.583        $80,000
    110                                    500 New Lake Road                           18             35        0.584        $20,000
    111                                    502 New Lake Road                           18             36        0.63         $20,000
    112                                    504 New Lake Road                           18             37        0.855        $20,000
    113                                    506 New Lake Road                           18             38        1.416        $20,000
    114                                    508 New Lake Road                           18             39       0.6483        $20,000
    115                                    510 New Lake Road                           18             40         0.65        $20,000
    116                                    512 New Lake Road                           18             41        0.692        $20,000
    117                                    514 New Lake Road                           18             42        0.708        $20,000
    118                                    516 New Lake Road                           18             43        0.778        $20,000
    119                                    518 New Lake Road                           18             44        0.783        $20,000
    120                                    520 New Lake Road                           18             45        0.745        $20,000
    121                                    522 New Lake Road                           18             46        0.75         $20,000
    122                                    524 New Lake Road                           18             47        0.825        $20,000
    123                                    526 New Lake Road                           18             48        0.746        $20,000
    124                                    523 New Lake Road                           18             49        0.574        $20,000
    125

                               Highpoint Property

                A               B                  C                                  D              E           F              G
      1        Old             Old             Property                              New            New
      2      Block No.        Lot No.          Location                            Block No.       Lot No.     Acres          Price
      -      ---------        -------          --------                            ---------       -------     -----          -----
    126 AC Management Co., Inc.
    127                                    521 New Lake Road                           18             50        0.481        $20,000
    128                                    519 New Lake Road                           18             51       0.6147        $20,000
    129                                    517 New Lake Road                           18             52       0.8301        $20,000
    130                                    515 New Lake Road                           18             53        0.673        $20,000
    131                                    513 New Lake Road                           18             54        0.587        $20,000
    132                                    511 New Lake Road                           18             55        0.538        $20,000
    133                                    509 New Lake Road                           18             56        0.496        $20,000
    134                                    507 New Lake Road                           18             57        0.676        $20,000
    135                                    505 New Lake Road                           18             58        0.528        $20,000
    136                                    503 New Lake Road                           18             59        0.483        $20,000
    137                                    328 Rolling Ridge Road                      18             73        0.292        $20,000
    138                                    330 Rolling Ridge Road                      18             74        0.247        $20,000
    139                                    336 Rolling Ridge Road                      18             77        0.232        $20,000
    140                                    338 Rolling Ridge Road                      18             78        0.232        $20,000
    141
    142 Altamont Development Co., Inc.
    143                                    109 Tomahawk Terrace                     18.43             51         0.42        $20,000
    144                                    304 Wagon Wheel Road                     18.42             73        0.448        $20,000
    145                                    301 Wagon Wheel Road                     18.42             70        0.416        $20,000
    146                                    115 Spook Ridge Road                     18.46             15         0.42        $20,000
    147                                    321 Wagon Wheel Road                     18.42             60        0.389        $20,000
    148                                    Lake Shore North                         18.42            144        0.386        $20,000
    149                                                                                                                   ----------
    150                                                                                                                   $3,325,000

                                Altamont Property

--------------------------------------------------------------------------------
             A       B                    C                     D          E
--------------------------------------------------------------------------------
  1        Block    Lot
--------------------------------------------------------------------------------
  2         No.     No.                Location               Acres       Price
--------------------------------------------------------------------------------
  3          18      1            East Side Clove Road        79.46     $296,250
--------------------------------------------------------------------------------
  4          18     60        302 Rolling Ridge Road          0.313      $20,000
--------------------------------------------------------------------------------
  5          18     61        304 Rolling Ridge Road          0.248      $20,000
--------------------------------------------------------------------------------
  6          18     62        306 Rolling Ridge Road          0.401      $20,000
--------------------------------------------------------------------------------
  7          18     63        308 Rolling Ridge Road          0.351      $20,000
--------------------------------------------------------------------------------
  8          18     64        310 Rolling Ridge Road          0.265      $20,000
--------------------------------------------------------------------------------
  9          18     65        312 Rolling Ridge Road          0.282      $20,000
--------------------------------------------------------------------------------
 10          18     66        314 Rolling Ridge Road          0.248      $20,000
--------------------------------------------------------------------------------
 11          18     67        316 Rolling Ridge Road          0.2656     $20,000
--------------------------------------------------------------------------------
 12          18     68        318 Rolling Ridge Road          0.241      $20,000
--------------------------------------------------------------------------------
 13          18     69        320 Rolling Ridge Road          0.248      $20,000
--------------------------------------------------------------------------------
 14          18     70        322 Rolling Ridge Road          0.301      $20,000
--------------------------------------------------------------------------------
 15          18     71        324 Rolling Ridge Road          0.312      $20,000
--------------------------------------------------------------------------------
 16          18     72        326 Rolling Ridge Road          0.265      $20,000
--------------------------------------------------------------------------------
 17          18     97        625 Sleepy Hollow               0.353      $20,000
--------------------------------------------------------------------------------
 18          18     98        623 Sleepy Hollow               0.364      $20,000
--------------------------------------------------------------------------------
 19          18    132        306 Shimer Brook Rd             0.406      $20,000
--------------------------------------------------------------------------------
 20          18    133        308 Shimer Brook Rd             0.39       $20,000
--------------------------------------------------------------------------------
 21          18    134        310 Shimer Brook Rd             0.382      $20,000
--------------------------------------------------------------------------------
 22          18    135        312 Shimer Brook Rd             0.375      $20,000
--------------------------------------------------------------------------------
 23          18    136        314 Shimer Brook Rd             0.368      $20,000
--------------------------------------------------------------------------------
 24          18    137        316 Shimer Brook Rd             0.361      $20,000
--------------------------------------------------------------------------------
 25          18    138        318 Shimer Brook Rd             0.353      $20,000
--------------------------------------------------------------------------------
 26          18    139        320 Shimer Brook Rd             0.417      $20,000
--------------------------------------------------------------------------------
 27          18    140        322 Shimer Brook Rd             0.513      $20,000
--------------------------------------------------------------------------------
 28          18    141        324 Shimer Brook Rd             0.52       $20,000
--------------------------------------------------------------------------------
 29          18    142        326 Shimer Brook Rd             0.421      $20,000
--------------------------------------------------------------------------------
 30          18    143        328 Shimer Brook Rd             0.353      $20,000
--------------------------------------------------------------------------------
 31          18    144        330 Shimer Brook Rd             0.355      $20,000
--------------------------------------------------------------------------------
 32          18    145        332 Shimer Brook Rd             0.411      $20,000
--------------------------------------------------------------------------------
 33          18    146        334 Shimer Brook Rd             1.109      $20,000
--------------------------------------------------------------------------------
 34          18    147        280 New Road                    1.246      $20,000
--------------------------------------------------------------------------------
 35          18    148        278 New Road                    0.374      $20,000
--------------------------------------------------------------------------------
 36       18.42    101        115 Meadow Dr.                  0.369      $20,000
--------------------------------------------------------------------------------
 37       18.42    102        113 Meadow Dr.                  0.369      $20,000
--------------------------------------------------------------------------------
 38       18.42    103        111 Meadow Dr.                  0.369      $20,000
--------------------------------------------------------------------------------
 39       18.42    104        109 Meadow Dr.                  0.369      $20,000
--------------------------------------------------------------------------------
 40       18.42    105        105 Meadow Dr.                  0.369      $20,000
--------------------------------------------------------------------------------
 41       18.42    106        106 Meadow Dr.                  0.369      $20,000
--------------------------------------------------------------------------------
 42       18.42    107        107 Meadow Dr.                  0.369      $20,000
--------------------------------------------------------------------------------
 43       18.43     14        221 Beech Hill Trail            0.373      $20,000
--------------------------------------------------------------------------------

                                Altamont Property

--------------------------------------------------------------------------------
             A       B                    C                     D          E
--------------------------------------------------------------------------------
  1        Block    Lot
--------------------------------------------------------------------------------
  2         No.     No.                Location               Acres       Price
--------------------------------------------------------------------------------
 44       18.43     15        219 Beech Hill Trail            0.367      $20,000
--------------------------------------------------------------------------------
 45       18.43     16        217 Beech Hill Trail            0.479      $20,000
--------------------------------------------------------------------------------
 46       18.43     17        215 Beech Hill Trail            0.932      $20,000
--------------------------------------------------------------------------------
 47       18.43     18        213 Beech Hill Trail            1.389      $20,000
--------------------------------------------------------------------------------
 48       18.43     19        211 Beech Hill Trail            0.53       $20,000
--------------------------------------------------------------------------------
 49       18.43     20        209 Beech Hill Trail            0.447      $20,000
--------------------------------------------------------------------------------
 50       18.43     21        207 Beech Hill Trail            0.464      $20,000
--------------------------------------------------------------------------------
 51       18.43     22        205 Beech Hill Trail            0.504      $20,000
--------------------------------------------------------------------------------
 52       18.43     23        203 Beech Hill Trail            0.452      $20,000
--------------------------------------------------------------------------------
 53       18.43     24        201 Beech Hill Trail            0.405      $20,000
--------------------------------------------------------------------------------
 54       18.43     25        199 Beech Hill Trail            0.512      $20,000
--------------------------------------------------------------------------------
 55       18.44      1        309 Shimer Brook Road           0.631      $20,000
--------------------------------------------------------------------------------
 56       18.44      2        104 Meadow Dr.                  0.436      $20,000
--------------------------------------------------------------------------------
 57       18.44      3        106 Meadow Dr.                  0.423      $20,000
--------------------------------------------------------------------------------
 58       18.44      4        108 Meadow Dr.                  0.409      $20,000
--------------------------------------------------------------------------------
 59       18.44      5        110 Meadow Dr.                  0.396      $20,000
--------------------------------------------------------------------------------
 60       18.44      6        112 Meadow Dr.                  0.383      $20,000
--------------------------------------------------------------------------------
 61       18.44      7        114 Meadow Dr.                  0.369      $20,000
--------------------------------------------------------------------------------
 62       18.44      8        116 Meadow Dr.                  0.357      $20,000
--------------------------------------------------------------------------------
 63       18.44     10        120 Meadow Dr.                  0.384      $20,000
--------------------------------------------------------------------------------
 64       18.44     11        122 Meadow Dr.                  0.381      $20,000
--------------------------------------------------------------------------------
 65       18.44     12        124 Meadow Dr.                  0.364      $20,000
--------------------------------------------------------------------------------
 66       18.44     13        126 Meadow Dr.                  0.358      $20,000
--------------------------------------------------------------------------------
 67       18.44     14        128 Meadow Dr.                  0.363      $20,000
--------------------------------------------------------------------------------
 68       18.44     15        130 Meadow Dr.                  0.377      $20,000
--------------------------------------------------------------------------------
 69       18.44     30        311 Shimer Brook Rd             0.54       $20,000
--------------------------------------------------------------------------------
 70       18.45     13        208 Beech Hill Trail            0.435      $20,000
--------------------------------------------------------------------------------
 71       18.45     14        210 Beech Hill Trail            0.563      $20,000
--------------------------------------------------------------------------------
 72       18.45     15        212 Beech Hill Trail            0.576      $20,000
--------------------------------------------------------------------------------
 73       18.45     16        214 Beech Hill Trail            0.57       $20,000
--------------------------------------------------------------------------------
 74       18.45     17        216 Beech Hill Trail            0.573      $20,000
--------------------------------------------------------------------------------
 75       18.53      2        133 Racetrack Circle            0.374      $20,000
--------------------------------------------------------------------------------
 76       18.53      3        131 Racetrack Circle            0.385      $20,000
--------------------------------------------------------------------------------
 77       18.53      4        129 Racetrack Circle            0.299      $20,000
--------------------------------------------------------------------------------
 78       18.53      5        127 Racetrack Circle            0.303      $20,000
--------------------------------------------------------------------------------
 79       18.53      6        125 Racetrack Circle            0.333      $20,000
--------------------------------------------------------------------------------
 80       18.53      7        123 Racetrack Circle            0.35       $20,000
--------------------------------------------------------------------------------
 81       18.53      8        121 Racetrack Circle            0.354      $20,000
--------------------------------------------------------------------------------
 82       18.53      9        119 Racetrack Circle            0.358      $20,000
--------------------------------------------------------------------------------
 83       18.53     10        117 Racetrack Circle            0.378      $20,000
--------------------------------------------------------------------------------
 84       18.53     56        323 Rolling Ridge Road          0.812      $20,000
--------------------------------------------------------------------------------

                                Altamont Property

--------------------------------------------------------------------------------
             A       B                    C                     D          E
--------------------------------------------------------------------------------
  1        Block    Lot
--------------------------------------------------------------------------------
  2         No.     No.                Location               Acres       Price
--------------------------------------------------------------------------------
 85       18.53     57        321 Rolling Ridge Road          0.544      $20,000
--------------------------------------------------------------------------------
 86       18.53     58        319 Rolling Ridge Road          0.342      $20,000
--------------------------------------------------------------------------------
 87       18.53     59        317 Rolling Ridge Road          0.321      $20,000
--------------------------------------------------------------------------------
 88       18.53     60        315 Rolling Ridge Road          0.343      $20,000
--------------------------------------------------------------------------------
 89       18.53     61        313 Rolling Ridge Road          0.426      $20,000
--------------------------------------------------------------------------------
 90       18.53     62        311 Rolling Ridge Road          0.42       $20,000
--------------------------------------------------------------------------------
 91       18.53     63        309 Rolling Ridge Road          0.489      $20,000
--------------------------------------------------------------------------------
 92       18.53     64        307 Rolling Ridge Road          0.477      $20,000
--------------------------------------------------------------------------------
 93       18.53     65        305 Rolling Ridge Road          0.34       $20,000
--------------------------------------------------------------------------------
 94       18.53     66        303 Rolling Ridge Road          0.334      $20,000
--------------------------------------------------------------------------------
 95       18.53     67        301 Rolling Ridge Road          0.389      $20,000
--------------------------------------------------------------------------------
 96       18.55     15        102 North Shore Point           0.355      $35,000
--------------------------------------------------------------------------------
 97
--------------------------------------------------------------------------------
 98                                                                   $2,171,250
--------------------------------------------------------------------------------
                                     Page 3

                                  CNB Property

--------------------------------------------------------------------------------
           Block    Lot
--------------------------------------------------------------------------------
            No.     No.                Location               Acres       Price
--------------------------------------------------------------------------------
          18.43      1        317 Shimer Brook Road           0.472      $20,000
--------------------------------------------------------------------------------
          18.43      2        245 Beech Hill Trail            0.379      $20,000
--------------------------------------------------------------------------------
          18.43      3        243 Beech Hill Trail            0.35       $20,000
--------------------------------------------------------------------------------
          18.43      4        241 Beech Hill Trail            0.35       $20,000
--------------------------------------------------------------------------------
          18.43      5        239 Beech Hill Trail            0.352      $20,000
--------------------------------------------------------------------------------
          18.43      6        237 Beech Hill Trail            0.879      $20,000
--------------------------------------------------------------------------------
          18.43     10        229 Beech Hill Trail            0.413      $20,000
--------------------------------------------------------------------------------
          18.43     12        225 Beech Hill Trail            0.399      $20,000
--------------------------------------------------------------------------------
          18.43     13        223 Beech Hill Trail            0.382      $20,000
--------------------------------------------------------------------------------
          18.43     70        290 New Road                    0.727      $20,000
--------------------------------------------------------------------------------
          18.43     71        288 New Road                    0.722      $20,000
--------------------------------------------------------------------------------
          18.43     72        286 New Road                    0.772      $20,000
--------------------------------------------------------------------------------
          18.43     73        331 Shimer Brook Road           0.842      $20,000
--------------------------------------------------------------------------------
          18.43     74        329 Shimer Brook Road           0.442      $20,000
--------------------------------------------------------------------------------
          18.43     75        327 Shimer Brook Road           0.445      $20,000
--------------------------------------------------------------------------------
          18.43     76        325 Shimer Brook Road           0.495      $20,000
--------------------------------------------------------------------------------
          18.43     77        323 Shimer Brook Road           0.503      $20,000
--------------------------------------------------------------------------------
          18.43     78        321 Shimer Brook Road           0.501      $20,000
--------------------------------------------------------------------------------
          18.43     79        319 Shimer Brook Road           0.46       $20,000
--------------------------------------------------------------------------------
          18.44     16        398 Laurel Lane                 0.383      $20,000
--------------------------------------------------------------------------------
          18.44     17        400 Laurel Lane                 0.355      $20,000
--------------------------------------------------------------------------------
          18.44     18        402 Laurel Lane                 0.355      $20,000
--------------------------------------------------------------------------------
          18.44     19        404 Laurel Lane                 0.355      $20,000
--------------------------------------------------------------------------------
          18.44     20        406 Laurel Lane                 0.352      $20,000
--------------------------------------------------------------------------------
          18.44     21        408 Laurel Lane                 0.353      $20,000
--------------------------------------------------------------------------------
          18.44     22        412 Laurel Lane                 0.43       $20,000
--------------------------------------------------------------------------------
          18.44     23        414 Laurel Lane                 0.43       $20,000
--------------------------------------------------------------------------------
          18.44     24        416 Laurel Lane                 0.433      $20,000
--------------------------------------------------------------------------------
          18.44     25        418 Laurel Lane                 0.436      $20,000
--------------------------------------------------------------------------------
          18.44     26        420 Laurel Lane                 0.439      $20,000
--------------------------------------------------------------------------------
          18.44     27        422 Laurel Lane                 0.443      $20,000
--------------------------------------------------------------------------------
          18.44     28        424 Laurel Lane                 0.446      $20,000
--------------------------------------------------------------------------------
          18.44     29        313 Shimer Brook Road           0.662      $20,000
--------------------------------------------------------------------------------
          18.45      1        421 Laurel Lane                 0.576      $20,000
--------------------------------------------------------------------------------
          18.45      2        419 Laurel Lane                 0.449      $20,000
--------------------------------------------------------------------------------
          18.45      3        417 Laurel Lane                 0.448      $20,000
--------------------------------------------------------------------------------
          18.45      4        415 Laurel Lane                 0.448      $20,000
--------------------------------------------------------------------------------
          18.45      5        413 Laurel Lane                 0.447      $20,000
--------------------------------------------------------------------------------
          18.45      7        409 Laurel Lane                 0.344      $20,000
--------------------------------------------------------------------------------
          18.45      8        407 Laurel Lane                 0.347      $20,000
--------------------------------------------------------------------------------
          18.45      9        405 Laurel Lane                 0.349      $20,000
--------------------------------------------------------------------------------
          18.45     10        403 Laurel Lane                 0.351      $20,000
--------------------------------------------------------------------------------

                                  CNB Property

--------------------------------------------------------------------------------
           Block    Lot
--------------------------------------------------------------------------------
            No.     No.                Location               Acres       Price
--------------------------------------------------------------------------------
          18.45     11        401 Laurel Lane                 0.353      $20,000
--------------------------------------------------------------------------------
          18.45     12        399 Laurel Lane                 0.376      $20,000
--------------------------------------------------------------------------------
          18.45     18        218 Beech Hill Trail            0.605      $20,000
--------------------------------------------------------------------------------
          18.45     19        222 Beech Hill Trail            0.459      $20,000
--------------------------------------------------------------------------------
          18.45     20        224 Beech Hill Trail            0.459      $20,000
--------------------------------------------------------------------------------
          18.45     21        226 Beech Hill Trail            0.459      $20,000
--------------------------------------------------------------------------------
          18.45     22        228 Beech Hill Trail            0.459      $20,000
--------------------------------------------------------------------------------
          18.45     23        230 Beech Hill Trail            0.416      $20,000
--------------------------------------------------------------------------------
                                                                      $1,000,000
--------------------------------------------------------------------------------

                                   Schedule C

                   PAYMENT OF NOTES & OBLIGATIONS AT CLOSING

Payee                                                                     Amount
--------------------------------------------------------------------------------
Altamont Development Corp.                                            $  207,235
Dale Rizzo                                                            $  100,000
Hudson United Bank Loan #004100238301                                 $   75,019
AC Management Company, Inc.                                           $  263,000
National Bank of Sussex County - Loan #53385                          $1,662,315
National Bank of Sussex County - Loan #53705                          $  175,793
Highpoint Country Club Golf Assocaiates, Inc.                         $  125,000
                                                                      ==========
Total Payment of Notes & Obligations                                  $2,608,362

                                   Schedule D

                          PAYMENT SCHEDULE FOR RELEASE
                           OF PURCHASE MONEY MORTGAGE

Block & Lot Number:                                              Amount       Payee
------------------------------------------------------------------------------------------------------------
Block 18 Lot 73                                               $  10,500       AC Management Company, Inc.
Block 18 Lot 74                                                  10,500       AC Management Company, Inc.
Block 18 Lot 77                                                  10,500       AC Management Company, Inc.
Block 18 Lot 78                                                  10,500       AC Management Company, Inc.
Block 18.43 Lot 51                                                8,794       Altamont Development Corp.
Block 18.42 Lot 73                                                8,794       Altamont Development Corp.
Block 18.42 Lot 70                                                8,794       Altamont Development Corp.
Block 18.46 Lot 15                                                8,794       Altamont Development Corp.
Block 18.42 Lot 60                                                8,794       Altamont Development Corp.
Block 18.42 Lot 144                                               8,795       Altamont Development Corp.
Block 18.43 Lot 70                                               12,500       Altamont Development Corp.
Block 18.43 Lot 71                                               12,500       Altamont Development Corp.
Block 18.43 Lot 72                                               12,500       Altamont Development Corp.
Block 18 Lot 147                                                 12,500       Altamont Development Corp.
Block 18 Lot 148                                                 12,500       Altamont Development Corp.
Block 18.55 Lot 2                                                 3,995       Dale Rizzo
Block 18.55 Lot 24                                                3,995       Dale Rizzo
Block 18.55 Lot 16                                                3,995       Dale Rizzo
Block 18.56 Lot 12                                                3,996       Dale Rizzo
Block 18 Lot 85                                                   1,500       Dale Rizzo
Block 18.46 Lot 11                                               12,500       John A. Rizzo
Block 18.53 Lot 21                                               12,500       John A. Rizzo
Block 18.46 Lot 21                                               12,500       John A. Rizzo
------------------------------------------------------------------------------------------------------------
 Subtotal                                                     $ 212,246

 Block 18 Lots 35-59:
 25 unimproved lots-New Lake Road @
 $10,500 per lot less $6,000
 per lot road cost(a total of $150,000)                       $  112,500      AC Management Company, Inc.

 Purchase Money Mortgage for
 135 unimproved lots (list attached)
 in the amount of $1,039,392 less $5,556
 per lot road cost (a total of $750,000)*                     $  289,392      Altamont Development Corp.
============================================================================================================

 Total Purchase Money Mortgage
 Release                                                       $ 614,138

* The Purchase Money Mortgage amount of $289,392 payable to Altamont Development Corp. will be paid upon completion of all roads to be built by the Seller and after any adjustments made pursuant to Paragraph 16 "The Seller's Representations".

                               Altamont Property

--------------------------------------------------------------------------------
              A      B                     C                    D           E
--------------------------------------------------------------------------------
  1        Block    Lot
--------------------------------------------------------------------------------
  2         No.     No.                Location               Acres       Price
--------------------------------------------------------------------------------
  3
--------------------------------------------------------------------------------
  4          18     60        302 Rolling Ridge Road          0.313      $20,000
--------------------------------------------------------------------------------
  5          18     61        304 Rolling Ridge Road          0.248      $20,000
--------------------------------------------------------------------------------
  6          18     62        306 Rolling Ridge Road          0.401      $20,000
--------------------------------------------------------------------------------
  7          18     63        308 Rolling Ridge Road          0.351      $20,000
--------------------------------------------------------------------------------
  8          18     64        310 Rolling Ridge Road          0.265      $20,000
--------------------------------------------------------------------------------
  9          18     65        312 Rolling Ridge Road          0.292      $20,000
--------------------------------------------------------------------------------
 10          18     66        314 Rolling Ridge Road          0.248      $20,000
--------------------------------------------------------------------------------
 11          18     67        316 Rolling Ridge Road          0.2656     $20,000
--------------------------------------------------------------------------------
 12          18     68        318 Rolling Ridge Road          0.241      $20,000
--------------------------------------------------------------------------------
 13          18     69        320 Rolling Ridge Road          0.248      $20,000
--------------------------------------------------------------------------------
 14          18     70        322 Rolling Ridge Road          0.301      $20,000
--------------------------------------------------------------------------------
 15          18     71        324 Rolling Ridge Road          0.312      $20,000
--------------------------------------------------------------------------------
 16          18     72        326 Rolling Ridge Road          0.265      $20,000
--------------------------------------------------------------------------------
 17
--------------------------------------------------------------------------------
 18
--------------------------------------------------------------------------------
 19          18    132        306 Shimer Brook Rd.            0.406      $20,000
--------------------------------------------------------------------------------
 20          18    133        308 Shimer Brook Rd.            0.39       $20,000
--------------------------------------------------------------------------------
 21          18    134        310 Shimer Brook Rd.            0.382      $20,000
--------------------------------------------------------------------------------
 22          18    135        312 Shimer Brook Rd.            0.375      $20,000
--------------------------------------------------------------------------------
 23          18    136        314 Shimer Brook Rd.            0.368      $20,000
--------------------------------------------------------------------------------
 24          18    137        316 Shimer Brook Rd.            0.361      $20,000
--------------------------------------------------------------------------------
 25          18    138        318 Shimer Brook Rd.            0.353      $20,000
--------------------------------------------------------------------------------
 26          18    139        320 Shimer Brook Rd.            0.356      $20,000
--------------------------------------------------------------------------------
 27          18    140        322 Shimer Brook Rd.            0.417      $20,000
--------------------------------------------------------------------------------
 28          18    141        324 Shimer Brook Rd.            0.513      $20,000
--------------------------------------------------------------------------------
 29          18    142        326 Shimer Brook Rd.            0.52       $20,000
--------------------------------------------------------------------------------
 30          18    143        328 Shimer Brook Rd.            0.421      $20,000
--------------------------------------------------------------------------------
 31          18    144        330 Shimer Brook Rd.            0.353      $20,000
--------------------------------------------------------------------------------
 32          18    145        332 Shimer Brook Rd.            0.355      $20,000
--------------------------------------------------------------------------------
 33          18    146        334 Shimer Brook Rd.            0.411      $20,000
--------------------------------------------------------------------------------
 34
--------------------------------------------------------------------------------
 35
--------------------------------------------------------------------------------
 36       18.42    101        115 Meadow Dr.                  0.374      $20,000
--------------------------------------------------------------------------------
 37       18.42    102        113 Meadow Dr.                  0.369      $20,000
--------------------------------------------------------------------------------
 38       18.42    103        111 Meadow Dr.                  0.369      $20,000
--------------------------------------------------------------------------------
 39       18.42    104        109 Meadow Dr.                  0.369      $20,000
--------------------------------------------------------------------------------
 40       18.42    105        105 Meadow Dr.                  0.369      $20,000
--------------------------------------------------------------------------------
 41       18.42    106        106 Meadow Dr.                  0.369      $20,000
--------------------------------------------------------------------------------
 42       18.42    107        107 Meadow Dr.                  0.369      $20,000
--------------------------------------------------------------------------------
 43       18.43     14        221 Beech Hill Trail            0.373      $20,000
--------------------------------------------------------------------------------

                               Altamont Property

--------------------------------------------------------------------------------
              A      B                     C                    D           E
--------------------------------------------------------------------------------
  1        Block    Lot
--------------------------------------------------------------------------------
  2         No.     No.                Location               Acres       Price
--------------------------------------------------------------------------------
 44       18.43     15        219 Beech Hill Trail            0.367      $20,000
--------------------------------------------------------------------------------
 45       18.43     16        217 Beech Hill Trail            0.479      $20,000
--------------------------------------------------------------------------------
 46       18.43     17        215 Beech Hill Trail            0.932      $20,000
--------------------------------------------------------------------------------
 47       18.43     18        213 Beech Hill Trail            1.389      $20,000
--------------------------------------------------------------------------------
 48       18.43     19        211 Beech Hill Trail            0.53       $20,000
--------------------------------------------------------------------------------
 49       18.43     20        209 Beech Hill Trail            0.447      $20,000
--------------------------------------------------------------------------------
 50       18.43     21        207 Beech Hill Trail            0.464      $20,000
--------------------------------------------------------------------------------
 51       18.43     22        205 Beech Hill Trail            0.504      $20,000
--------------------------------------------------------------------------------
 52       18.43     23        203 Beech Hill Trail            0.452      $20,000
--------------------------------------------------------------------------------
 53       18.43     24        201 Beech Hill Trail            0.405      $20,000
--------------------------------------------------------------------------------
 54       18.43     25        199 Beech Hill Trail            0.512      $20,000
--------------------------------------------------------------------------------
 55       18.44      1        309 Shimer Brook Road           0.631      $20,000
--------------------------------------------------------------------------------
 56       18.44      2        104 Meadow Dr.                  0.436      $20,000
--------------------------------------------------------------------------------
 57       18.44      3        106 Meadow Dr.                  0.423      $20,000
--------------------------------------------------------------------------------
 58       18.44      4        108 Meadow Dr.                  0.409      $20,000
--------------------------------------------------------------------------------
 59       18.44      5        110 Meadow Dr.                  0.396      $20,000
--------------------------------------------------------------------------------
 60       18.44      6        112 Meadow Dr.                  0.383      $20,000
--------------------------------------------------------------------------------
 61       18.44      7        114 Meadow Dr.                  0.369      $20,000
--------------------------------------------------------------------------------
 62       18.44      8        116 Meadow Dr.                  0.357      $20,000
--------------------------------------------------------------------------------
 63       18.44     10        120 Meadow Dr.                  0.384      $20,000
--------------------------------------------------------------------------------
 64       18.44     11        122 Meadow Dr.                  0.381      $20,000
--------------------------------------------------------------------------------
 65       18.44     12        124 Meadow Dr.                  0.364      $20,000
--------------------------------------------------------------------------------
 66       18.44     13        126 Meadow Dr.                  0.358      $20,000
--------------------------------------------------------------------------------
 67       18.44     14        128 Meadow Dr.                  0.363      $20,000
--------------------------------------------------------------------------------
 68       18.44     15        130 Meadow Dr.                  0.377      $20,000
--------------------------------------------------------------------------------
 69       18.44     30        311 Shimer Brook Road           0.54       $20,000
--------------------------------------------------------------------------------
 70       18.45     13        208 Beech Hill Trail            0.485      $20,000
--------------------------------------------------------------------------------
 71       18.45     14        210 Beech Hill Trail            0.563      $20,000
--------------------------------------------------------------------------------
 72       18.45     15        212 Beech Hill Trail            0.576      $20,000
--------------------------------------------------------------------------------
 73       18.45     16        214 Beech Hill Trail            0.57       $20,000
--------------------------------------------------------------------------------
 74       18.45     17        216 Beech Hill Trail            0.573      $20,000
--------------------------------------------------------------------------------
 75       18.53      2        133 Racetrack Circle            0.374      $20,000
--------------------------------------------------------------------------------
 76       18.53      3        131 Racetrack Circle            0.385      $20,000
--------------------------------------------------------------------------------
 77       18.53      4        129 Racetrack Circle            0.299      $20,000
--------------------------------------------------------------------------------
 78       18.53      5        127 Racetrack Circle            0.303      $20,000
--------------------------------------------------------------------------------
 79       18.53      6        125 Racetrack Circle            0.333      $20,000
--------------------------------------------------------------------------------
 80       18.53      7        123 Racetrack Circle            0.35       $20,000
--------------------------------------------------------------------------------
 81       18.53      8        121 Racetrack Circle            0.354      $20,000
--------------------------------------------------------------------------------
 82       18.53      9        119 Racetrack Circle            0.358      $20,000
--------------------------------------------------------------------------------
 83       18.53     10        117 Racetrack Circle            0.378      $20,000
--------------------------------------------------------------------------------
 84       18.53     56        323 Rolling Ridge Road          0.812      $20,000
--------------------------------------------------------------------------------

                               Altamont Property

--------------------------------------------------------------------------------
              A      B                     C                    D           E
--------------------------------------------------------------------------------
  1        Block    Lot
--------------------------------------------------------------------------------
  2         No.     No.                Location               Acres       Price
--------------------------------------------------------------------------------
 85       18.53     57        321 Rolling Ridge Road          0.544      $20,000
--------------------------------------------------------------------------------
 86       18.53     58        319 Rolling Ridge Road          0.342      $20,000
--------------------------------------------------------------------------------
 87       18.53     59        317 Rolling Ridge Road          0.321      $20,000
--------------------------------------------------------------------------------
 88       18.53     60        315 Rolling Ridge Road          0.343      $20,000
--------------------------------------------------------------------------------
 89       18.53     61        313 Rolling Ridge Road          0.426      $20,000
--------------------------------------------------------------------------------
 90       18.53     62        311 Rolling Ridge Road          0.42       $20,000
--------------------------------------------------------------------------------
 91       18.53     63        309 Rolling Ridge Road          0.489      $20,000
--------------------------------------------------------------------------------
 92       18.53     64        307 Rolling Ridge Road          0.477      $20,000
--------------------------------------------------------------------------------
 93       18.53     65        305 Rolling Ridge Road          0.34       $20,000
--------------------------------------------------------------------------------
 94       18.53     66        303 Rolling Ridge Road          0.334      $20,000
--------------------------------------------------------------------------------
 95       18.53     67        301 Rolling Ridge Road          0.389      $20,000
--------------------------------------------------------------------------------
 96
--------------------------------------------------------------------------------
 97
--------------------------------------------------------------------------------
 98
--------------------------------------------------------------------------------

                                  CNB Property

--------------------------------------------------------------------------------
          Block     Lot
--------------------------------------------------------------------------------
           No.      No.                Location               Acres       Price
--------------------------------------------------------------------------------
          18.43      1        317 Shimer Brook Road           0.472      $20,000
--------------------------------------------------------------------------------
          18.43      2        245 Beech Hill Trail            0.379      $20,000
--------------------------------------------------------------------------------
          18.43      3        243 Beech Hill Trail            0.35       $20,000
--------------------------------------------------------------------------------
          18.43      4        241 Beech Hill Trail            0.35       $20,000
--------------------------------------------------------------------------------
          18.43      5        239 Beech Hill Trail            0.352      $20,000
--------------------------------------------------------------------------------
          18.43      6        237 Beech Hill Trail            0.879      $20,000
--------------------------------------------------------------------------------
          18.43     10        229 Beech Hill Trail            0.413      $20,000
--------------------------------------------------------------------------------
          18.43     12        225 Beech Hill Trail            0.399      $20,000
--------------------------------------------------------------------------------
          18.43     13        223 Beech Hill Trail            0.382      $20,000
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
          18.43     73        331 Shimer Brook Road           0.842      $20,000
--------------------------------------------------------------------------------
          18.43     74        329 Shimer Brook Road           0.442      $20,000
--------------------------------------------------------------------------------
          18.43     75        327 Shimer Brook Road           0.445      $20,000
--------------------------------------------------------------------------------
          18.43     76        325 Shimer Brook Road           0.495      $20,000
--------------------------------------------------------------------------------
          18.43     77        323 Shimer Brook Road           0.503      $20,000
--------------------------------------------------------------------------------
          18.43     78        321 Shimer Brook Road           0.501      $20,000
--------------------------------------------------------------------------------
          18.43     79        319 Shimer Brook Road           0.46       $20,000
--------------------------------------------------------------------------------
          18.44     16        398 Laurel Lane                 0.383      $20,000
--------------------------------------------------------------------------------
          18.44     17        400 Laurel Lane                 0.355      $20,000
--------------------------------------------------------------------------------
          18.44     18        402 Laurel Lane                 0.355      $20,000
--------------------------------------------------------------------------------
          18.44     19        404 Laurel Lane                 0.355      $20,000
--------------------------------------------------------------------------------
          18.44     20        406 Laurel Lane                 0.352      $20,000
--------------------------------------------------------------------------------
          18.44     21        408 Laurel Lane                 0.353      $20,000
--------------------------------------------------------------------------------
          18.44     22        412 Laurel Lane                 0.43       $20,000
--------------------------------------------------------------------------------
          18.44     23        414 Laurel Lane                 0.43       $20,000
--------------------------------------------------------------------------------
          18.44     24        416 Laurel Lane                 0.433      $20,000
--------------------------------------------------------------------------------
          18.44     25        418 Laurel Lane                 0.436      $20,000
--------------------------------------------------------------------------------
          18.44     26        420 Laurel Lane                 0.439      $20,000
--------------------------------------------------------------------------------
          18.44     27        422 Laurel Lane                 0.443      $20,000
--------------------------------------------------------------------------------
          18.44     28        424 Laurel Lane                 0.446      $20,000
--------------------------------------------------------------------------------
          18.44     29        313 Shimer Brook Road           0.662      $20,000
--------------------------------------------------------------------------------
          18.45      1        421 Laurel Lane                 0.576      $20,000
--------------------------------------------------------------------------------
          18.45      2        419 Laurel Lane                 0.449      $20,000
--------------------------------------------------------------------------------
          18.45      3        417 Laurel Lane                 0.448      $20,000
--------------------------------------------------------------------------------
          18.45      4        415 Laurel Lane                 0.448      $20,000
--------------------------------------------------------------------------------
          18.45      5        413 Laurel Lane                 0.447      $20,000
--------------------------------------------------------------------------------
          18.45      7        409 Laurel Lane                 0.344      $20,000
--------------------------------------------------------------------------------
          18.45      8        407 Laurel Lane                 0.347      $20,000
--------------------------------------------------------------------------------
          18.45      9        405 Laurel Lane                 0.349      $20,000
--------------------------------------------------------------------------------
          18.45     10        403 Laurel Lane                 0.351      $20,000
--------------------------------------------------------------------------------

                                  CNB Property

--------------------------------------------------------------------------------
          Block    Lot
--------------------------------------------------------------------------------
           No.      No.                Location               Acres       Price
--------------------------------------------------------------------------------
          18.45     11        401 Laurel Lane                 0.353      $20,000
--------------------------------------------------------------------------------
          18.45     12        399 Laurel Lane                 0.376      $20,000
--------------------------------------------------------------------------------
          18.45     18        218 Beech Hill Trail            0.605      $20,000
--------------------------------------------------------------------------------
          18.45     19        222 Beech Hill Trail            0.459      $20,000
--------------------------------------------------------------------------------
          18.45     20        224 Beech Hill Trail            0.459      $20,000
--------------------------------------------------------------------------------
          18.45     21        226 Beech Hill Trail            0.459      $20,000
--------------------------------------------------------------------------------
          18.45     22        228 Beech Hill Trail            0.459      $20,000
--------------------------------------------------------------------------------
          18.45     23        230 Beech Hill Trail            0.416      $20,000
--------------------------------------------------------------------------------

                                   Schedule E

                         LOCK-UP AND PURCHASE AGREEMENT

The undersigned, __________________ (hereinafter referred to as "Stockholder"), the owner of ________________, intending to be legally bound hereby and in consideration of the purchase by United States Properties, Inc., One Montage Mountain Road, Moosic, Pennsylvania 18507 of the above real estate for _______________ shares of the (restricted) Common Stock of United States Properties, Inc., intending United States Properties, Inc. to rely hereupon, hereby agrees with United States Properties, Inc. as follows:


1. The undersigned Stockholder hereby represents and warrants to United States Properties, Inc. that until the earlier of:

     (a) both the release by United States Properties, Inc. of the restriction imposed by this Lock-up Agreement and the expiration of the holding period required by the Securities & Exchange Commission for restricted stock held by a person having the status of Stockholder at the time; or

     (b) 5:00 PM Eastern Standard Time on that date which is 24 months after the closing of the purchase transaction and the issuance of the shares hereby restricted;


said Stockholder shall not sell, transfer, pledge or otherwise sell or dispose of his holdings of such restricted shares of United States Properties, Inc. During such lock-up period, any other attempted transfer shall be null and void. To protect United States Properties, Inc. with respect to this lock-up agreement, said Stockholder hereby authorizes United States Properties, Inc., upon execution hereof, to instruct its Transfer Agent to restrict transfer of such shares during the term of this lock-up agreement and to mark its records to show that such shares are subject to the transfer restriction granted hereby.

 Dated:____________, 1997

WITNESS:

----------------------------                           -------------------------
                                                       Stockholder

                                   Schedule F

                              CAPITAL IMPROVEMENTS

Roadways (Right-of-way) and Roadway Infrastructure

1. The remaining roadway infrastructure development will include utility trenching and community water to each lot, pipe bedding, water boxes, manholes and catch basins.

2. Roadways shall be constructed in accordance with the Montague Township Minimum Road Design Standards For Roadway Acceptance, Appendix A (ss. 60-35), "Minor Street". These minimum guidelines include, but are not limited to the following:

     a    Right-of-way width shall be 50 feet.

          i. Pavement - Bituminous concrete surface course, 1 1/2 inches thick.
          ii.  Base Course - 2 1/2-inch bituminous stabilized base.
          iii. Subbase - 6-inch dense graded aggregate base.

     OR

     b.   Right-of-way width shall be 50 feet.

          i. Pavement - Bituminous concrete surface course, 1 1/2 inches top course.
          ii.  Base Course - 3-inch lime-fly ash stabilized base.
          iii. Subbase - 3-inch dense graded aggregate base.

                                   Schedule G

                    MONTAGUE TOWNSHIP R--4 ZONING REGULATIONS

                                 (SEE ATTACHED)
ss. 76-43                            ZONING                            ss. 76-52

     cluding the area lying within the access right-of-way, and excluding the area lying within the bed of any adjacent public or approved private street.

B. The minimum lot width at the building, line shall be three hundred (300) feet, and the minimum lot depth shall two hundred fifty (250) feet. [Amended 2-11-86 by Ord. No. 86-2]

C. The minimum lot frontage on a cul-de-sac shall be seventy-five (75) feet at the street right-of-way line.

D. The minimum distance from any building to any lot line, including the nearest street right-of-way line, shall be fifty (50) feet.

ss. ss. 74-44 through 76-51. (Reserved)

                                   ARTICLE IX

                      R-4 High Density Residential District

ss. 76-52. Purposes.

     The purpose and intent of this Article is to permit and encourage continued development of an already established recreation-oriented high density complex formerly known as "Holiday Lakes," which will stabilize and enhance the character of the district of which it is a part, promote the conservation of natural features, provide a mix of housing types as part of an overall plan for this large tract of land, and to preserve the health, welfare and safety of the entire community. Lot sizes and density have been established as a means of allowing the developer to provide, where feasible, public sewer and water, creating attractive and usable open space, preserving desirable natural features and tree cover and providing designs of lot layout, street alignment and building orientation which are both attractive and practicable.

                                      7633

                                                                         2-11-86
ss. 76-53                         MONTAGUE CODE                        ss. 76-53

ss. 76-53. Tract requirements.

     A.   A tract under single ownership of an area not less than one hundred
          (100) acres shall be required for this zone. If there are less than one hundred (100) acres, the controls of an R-3 Zone must apply. The tract may be divided by an existing

                                                            (Con't on page 7643)

                                      7634
ss. 76-53                            ZONING                            ss. 76-53

          public street which may be retained as part of the plan for the development or relocation in accordance with an approved site plan.

     B. Central water and central sewer service shall be required except in cases where the Board of Health makes a specific finding that an alternate system is completely satisfactory considering all circumstances. Any central water and central sewer shall be approved by the Montague Township Board of Health, the Sussex County Health Department and the New Jersey Department of Environmental Protection.

     C. All improvements shall be installed in accordance with an approved site plan.

ss. 76-54. Procedure.

     In the R-4 Zone, a master site plan must be provided so that individual applications can be judged by the Planning Board in relation to the overall plan.

ss. 76-55. Permitted uses. [Amended 12-11-90 by Ord. No. 90-14]

     The permitted uses within this zone are as follows:

     A. Single-family detached, single-family semidetached and single-family attached residences.

     B.   Two-family detached, two-family semiattached residences.

     C.   Multiple dwellings containing not more than six (6) dwelling units.

     D.   Golf courses.

ss. 76-56. Accessory uses.

     A.   The following are accessory uses:

          (1)  Private garages accessory to a dwelling.



                                      7643                              12-18-90
ss. 76-56                         MONTAGUE CODE                        ss. 76-58

          (2) Recreation-oriented facilities, such as lakes, docks, beaches, boathouses, swimming pools, tennis courts, stables and like accessory buildings. Directional and identification signs shall be no larger than twelve (12) square feet.

          (3) Customary buildings accessory to golf courses including lockers, professional shops, repair shops, maintenance buildings, storage areas and garages provided that said uses do not interfere with the community scheme of the R-4 Zone District or the community scheme of any abutting properties; specifically excluded from the aforementioned accessory buildings are restaurants, taverns and bars. [Amended 12-11-90 by Ord. No. 90-14]

ss. 76-57. Buffer zones and off-street parking.

     A. There shall be a minimum seventy-five-foot buffer zone between any nonresidential use in the R-4 Zone and any adjoining residential zone. The buffer zone shall have at least two (2) staggered rows of evergreens on fifteen foot centers, with trees not less than four (4 ) feet in height.

     B. There shall be adequate off-street parking provided for all residential units. No parking area shall be closer than eight (8) feet from the main building.

ss. 76-58. Lot area and dimension.

     A.   Lot area and dimension shall be as follows:

          (1)  Minimum lot area: seventeen thousand ( 17,000) square feet.

          (2) Each additional dwelling unit in excess of four (4) units: five thousand (5,000) square feet per additional unit.

          (3)  Minimum lot width: one hundred ( 100) feet.

                                      7644                             12-18-90
ss. 76-58                            ZONING                            ss. 76-58

          (4)  Minimum lot depth: one hundred fifty ( 150) feet.

          (5)  Minimum front yard: thirty (30) feet.

          (6)  Minimum side yard: twenty (20) feet.

          (7)  Minimum rear bard: twenty-five (25) feet.

                                     7644.1                             12-18-90
ss. 76-58                            ZONING                            ss. 76-59

          (8) Minimum livable floor area per apartment dwelling unit: six hundred (600) square feet.

          (9)  Off-street parking per dwelling unit: two (2).

          (10) Maximum building height: thirty-five (35) feet.

          (11) Maximum lot coverage: twenty-five percent (25%).

          (12) Maximum dwelling units per building: six (6).

          (13) Maximum dwellings units per acre: nine (9).

          (14} Minimum road frontage on cul-de-sac lots: seventy-five (75) feet.

     B. The average residential gross density of the project shall not exceed four (4) dwelling units per acre.

     C. No structure shall be closer to a zone boundary than fifty (50) feet, except for lots approved by the Planning Board prior to the passage of this chapter.

ss. 76-59. Open space.

     A.   Recreation use.

          (1) At least twenty-five percent (25%) of the gross land area of a development in a R-4 Zone shall be reserved for recreational use by:

               (a) Conveying same to the Township of Montague if acceptable to the township;

               (b) Conveying same to an organization established expressly for the ownership and maintenance of such open space; or

               (c) Establishing said open space for recreational use by maps filed showing the dedication.

          (2) Regardless of the method used, such land shall be set aside in perpetuity for the use of the residents of the development and such other persons or classes of persons as may be permitted.

                                      7645                              08-25-82
ss. 76-59                         MONTAGUE CODE                        ss. 76-59

          (3) Any proposed conveyance, master deed under the Condominium Act or certificate of incorporation and homeowners of a homeowners' association shall be submitted to the Planning Board for approval.

     B. The area to be reserved or dedicated for open space shall be so located and of such a shape as to be acceptable to the Planning Board.

     C. All open space area shall be left in its natural state by the developer unless the Planning Board approves or directs the grading, seeding and maintaining of all or a portion of such open space or approves or directs the making of specified improvements, in which case the land will be disturbed only as necessary to make the specified improvements.

     D. Open space areas may be used as park, playground or recreation areas, including golf courses, swimming pools, equestrian trails and centers, tennis courts, shuffleboard courts, basketball courts and similar facilities; woodland or stream conservation areas; pedestrian walkways, stream-course or drainage control areas; or children's playground.

     E. In the event that the organization established to own and maintain common open space, or any successors' organization, shall at any time fail to maintain the open space in reasonable order and condition in accordance with the plan approved lay the Planning Board, the township may serve written notice upon such organization or upon the residence and owners, setting forth the manner in which the organization has failed to maintain the open space in reasonable condition, and said notice shall include a demand that such deficiencies of maintenance be cured within thirty (30) days thereof and shall state the date and place of a hearing thereon which shall be held within fourteen (14) days of the notice. At such hearing the township may modify the terms of the original notice as to the deficiencies and may give an extension of time within which they shall be cured. If the deficiencies set forth in the original notice or intent the modification thereof shall not

----------
Editor's Note: See N.J.S,A. 46:813-1 et seq


                                      7646                              08-25-82

76-59                                ZONING                            ss. 76-59


          be cured within thirty (30) days or any extension thereof, the township, in order to preserve the taxable values of the properties and to prevent the common open space from becoming a public nuisance, may enter upon said common open space and maintain the same for a period of one (1) year. Said entry and maintenance shall not vest in the public any rights to use the open space, except when the same is voluntarily dedicated to the public by the residents and owners. Before the expiration of said year, the township shall, upon its initiative or upon the request of the organization theretofore responsible for the maintenance of the common open space, call a public hearing upon notice to such organization or to the residents and owners to be held by the Township Committee, at which hearing such organization or the residents and owners shall show cause why such maintenance by the township shall not, at the election of the township, continue for a succeeding year. If the governing body shall determine that such organization is ready and able to maintain such common open space in reasonable condition, the township shall cease to maintain said common open space at the end of said year. If the township shall determine such organization is not ready and able to maintain said common open space in a reasonable condition, the township may, in its discretion, continue to maintain said common open space during the succeeding year and subject to a similar hearing and determination in each year thereafter.

     F. The cost of such maintenance by the township shall be assessed ratably against the properties that have a right or enjoyment of the open space and shall become a tax lien on said properties. The township, at the time of entering upon said common open space for the purpse of maintenance, shall file a notice of such lien in the office of the County Clerk upon the properties affected by such lien.

     G. Each deed shall provide that the property shall be subject to assessment in the event that common open space, common structures or common areas for which the grantee has received right to enjoyment are not properly maintained.

                                      7647                               8-25-82
ss. 76-60

                                 MONTAGUE CODE                         ss. 76-60

ss. 70-60. Streets and off-street parking, areas.

     A. The Planning Board may require all streets within the tract which do not directly implement the proposals of the Master Plan or Official Map and do not provide a direct connection between existing streets outside the tract to be transferred to the ownership of a homeowners' association which has been or is to be established for maintenance and repairs.

     B. All off-street parking areas may be transferred to the ownership of an existing, or proposed homeowners' association for maintenance and repairs. Wherever planting, strips, medial grass strips or other landscaped areas are proposed which will be visible to the general public within the development, covenants and/or agreements shall provide for the maintenance of such areas by the homeowner's association even though they may be upon land subdivided into lots.

     C.   Streets.

          (1) All streets and rights-of-way in the R-4 Zone shall be fifty (50) feet in width.

          (2) Entrances and exits shall be flared to meet the existing paving and shall be constructed according to the township specification.

          (3) The surfacing of interior streets shall be in accordance with the Montague Township Subdivision Regulations.'

     D.   Off-street parking.

          (1)  Two (2) off-street parking spaces per dwelling unit, plus one
               (1) space per ten (10) units for visitors.

          (2) No parking area shall provide for more than fifty (50) vehicle spaces. Parking areas shall be separated from each other by planting strips at least ten (10) feet in width.

----------

Editor's Note: See Ch. 60, Subdivision of Land


                                      7648                               8-26-82
ss. 76-60                            ZONING                            ss. 76-62

          (3) Minimum width of access aisles to parking stalls shall be twenty-five (25) feet:

          (4) All internal parking areas and access aisles shall be constructed to either of the following minimums:

               (a) Crushed aggregate base course, Type A, or other material approved by the Township Engineer, of six (6) inches minimum depth and a surface course of CP-2, two and one-half (2 1/2) inches in thickness; or

               (b) Crushed aggregate base course as described above and a bituminous-concrete surface course of two (2) inches' minimum depth.

     E. The site plan shall show existing contours and finished grade elevations related to storm sewers.

     F. The site plan shall indicate the internal lighting system proposed, either with building-mounted or post mounted fixtures. Lights shall be shielded to protect adjacent residential areas from glare.

ss. 76-61. Site plan approval required.

     Site plan approval pursuant to the provisions of the Site Plan Review Ordinance shall be submitted.

                                    ARTICLE X
                             FP Floodplain District

ss. 76-62. Purpose.

     The land use plan illustrates several floodplain areas as delineated by the Soil Conservation Service, and these are shown on the Zoning Map. Since such areas are subject to flooding, only limited use may be made of the land.

----------
[illegible]


                                7649                                 [illegible]

                                   Schedule H

                                   JUDGEMENT:
                    ALTAMONT DEVELOPMENT CORPORATION ET AL.,
                                    PLANTIFFS
                                       VS.
         PROPERTY OWNERS, WATER LEGAL AND CONTINGENCY COMMITTEE, ET AL.,
                                   DEFENDANTS

                                 (SEE ATTACHED)

                         THIS PLEADING CLOSES THIS CASE


   REC'D &                  SUPERIOR COURT OF N.J.
SUPERIOR COURT                     DOCKETED
OF NEW JERSEY
                                 JAN 8 1985                 FILED
  JAN 8 1985                        CP-16
                               JOHN M. MAYSON             JAN 02 1985
                                    CLERK              REGINALD STANTON
                                                            J.S.C.

CHASE, CLARK & LEONARD, P.C.
17 ROUTE 23 NORTH
HAMBURG, NEW JERSEY  07419
(201) 827-7600
Attorneys for Plaintiffs

                                                SUPERIOR COURT OF NEW JERSEY
                                                CHANCERY DIVISION, SUSSEX
                                                COUNTY
                                                DOCKET NO. C 4307-81E*
--------------------------------------------------------------------------------

ALTAMONT DEVELOPMENT CORPORATION,  :
ET AL,                             :
                                   :
               Plaintiffs          :               Civil Action
vs.                                :
PROPERTY OWNERS, WATER, LEGAL      :                 JUDGMENT
AND CONTINGENCY COMMITTEE, ET AL,
                                   :
                  Defendants.      :

     This matter being presented to the Court for Trial before the Honorable Reginald Stanton, J.S.C. sitting without jury in the Chancery Division of the Superior Court of New Jersey on July 11,12,3O,31 and August 1 through 27 (excluding however, motion days & weekends) by CHASE, CLARK & LEONARD, P. C. (BARRY N. CHASE, ESQUIRE, appearing) attorneys for the Plaintiffs, ALTAMONT DEVELOPMENT CORPORATION AND HIGHPOINT COMMUNITY SERVICES ASSOCIATION, INC., and in the presence of KENNITH D. BLOOM, ESQUIRE, attorney for the Defendant, PROPERTY OWNERS, WATER, LEGAL AND CONTINGENCY COMMITTEE, LEONARD H. MARKS, ESQUIRE, attorney for the Defendant, CLUBHOUSE ASSOCIATES, INC., DAVID A DUTKUS, ESQUIRE, attorney for defendant Stanley Dutkus, et als, and HENRY E.

* This action is consolidated with actions being the docket number L-08478-82, C-2285-83E and C-3967-83E.

WULSTER, appearing pro se, and all property owners having been made parties to this action, and the Court having considered the testimony adduced at trial, the exhibits received in evidence, and having heard the argument of counsel, and the Court having rendered a Letter Opinion dated October 12, 1984, and as further described by the Court on November 9, 1984 during a status and clarification conference conducted in open Court, and for good cause shown;

     IT IS, on this 2 day of January, 1985,

     ORDERED, DECREED AND ADJUDGED that Judgment be and the same is hereby entered creating and establishing, in perpetuity, for The Highpoint Country Club Community (as expanded herein to encompass the entire Municipal "R-4" Zone) located adjacent to and along Clove Road, in the Township of Montague, County of Sussex, and State of New Jersey, a community scheme of reservations, restrictions, covenants, and limitations affecting and being applicable uniformly to all lands and premises, lots and dwelling units situate therein, as follows:

COMMUNITY CORPORATION

     1.1 There shall forthwith be created, organized and established, by the Special Trustee, named and appointed herein, a non-profit membership community corporation (hereinafter referred to as "Community Corporation" or "Corporation"), whose purpose is and shall be to acquire, own, administer, operate, manage, maintain, and control designated facilities and amenities now situate at the High Point Country Club Community, formerly Holiday Lake or Canyon Ridge (hereinafter collectively known as the "Community") and which shall now and hereafter encompass all of the municipal "R-4" Zone (formerly the "R.R.C. Zone" including lands commonly known as the Base Tract, the True Tract, and the Armstrong Tract) together generally located along Clove Road, in the Township of Montague, County of Sussex and State of New Jersey.

     1.2 Membership in the Corporation shall be available to and compulsory for all present and for all future owners of real property located within the Community.

     1.3 Each member of the Corporation shall be entitled to vote by applying the basic formula of one vote for each owned vacant lot and one vote for each owned dwelling unit.

     1.4 Altamont Development Corporation including, in each instance, its successors and assigns (hereinafter collectively referred to as the "Developer") shall, in all events and without limitation, be entitled to vote and to initially cast that number of votes equal to 40% of the total number of votes which all other members together are entitled to cast, irrespective of the number of vacant lots or dwelling units which it may own.

     1.5 When the property ownership of the Developer, as the result of land sales, becomes subsequently diminished to a point where, in applying the basic formula, it would be entitled to cast that number of votes which are less than 40% of such total, the Special Trustee shall so certify to the Court and to the Developer and thereupon the number of votes which the Developer is thereafter entitled to cast shall then be computed by applying the same basic formula, namely: one vote for each vacant lot owned and one vote for each dwelling unit owned.

     1.6 The Developer must be a member of the Community Corporation as long as it owns at least one vacant lot or one dwelling unit.

     1.7 Members of the Community Corporation and their social guests, shall have the right to use and enjoy all of its facilities and amenities and to receive all of the benefits arising therefrom, subject to such reasonable, uniform and appropriate rules and regulations as the by-laws may, from time to time, prescribe.

     1.8 The Special Trustee shall forthwith draft the original Certificate of Incorporation of and the by-laws for the Community Corporation after having consulted with counsel whose appearances are hereinabove noted and with Henry E. Wulster.

     1.9 The Special Trustee shall forthwith organize and conduct the first meeting and election for those members, in good standing, who shall serve on the initial Board of Trustees of the Community Corporation.

     1.10 The Board of Trustees or the Community Corporation shall thereupon amend, modify, ratify, and then adopt the initial by-laws, and from thenceforth shall administer, manage, govern, operate, supervise and control all corporate assets and activities.

     1.11 The Board of Trustees of the Community Corporation shall, from time to time and pursuant to the by-laws, formulate and adopt budgets, and determine, establish, promulgate, impose, levy and collect from the membership, dues and assessments sufficient to satisfy all authorized corporate obligations.

     1.12 The membership dues and assessments, allocated to the Developer shall be similarly determined and established by the Board of Trustees, provided, however, that the Board, in so doing shall implement and apply due regard and consideration to the unique, special, and distinct needs and responsibilities of the Developer.

     1.13 Thus the Developer need not be required to pay dues and assessments which are mathematically equivalent to or commensurate with its voting power.


SUBSEQUENT APPLICATIONS TO THE COURT

     2.1 All parties in interest, as well as the Special Trustee, are hereby granted leave and permission to hereafter apply to this Court for further instructions, guidance or direction.

 VETO POWER OF THE DEVELOPER

     3.1 The Developer shall have the power, right and authority to veto any action of the Board of Trustees involving the creation, establishment, promulgation, or imposition of membership dues and assessments; provided, however, that within thirty (30) days of such action having been taken, the Developer notifies the Board in writing of the exercise of its veto.

     3.2 The Developer shall have the power, right and authority to veto any action of the Board of Trustees in adopting operating budgets and capital budgets; provided, however, that within thirty (30) days of such action having been taken, the Developer notifies the Board in writing of the exercise of its veto.

     3.3 Should the Developer exercise its veto, as aforesaid, the Special Trustee shall act to resolve the issues then presented, and any action or decision of the Special Trustee shall be sufficient to over-ride such veto and thus be binding upon all partites only by either the expressed agreement of the Developer or by a the majority vote of the Community Corporation Board of Trustees.

WATER DELIVERY SYSTEMS, SEWAGE COLLECTION SYSTEMS

     4.1 The Developer shall, without the need for subdivision or other municipal approval, forthwith convey all water delivery systems and sewage collection systems now serving the Community to public utility companies, the ownership of which, at the option of the Developer, shall be vested either in the Developer itself or in the aggregate of the property owners at the High Point Country Club Community, as hereby enlarged and redefined.

     4.2 Appropriate rate schedules, tariffs, service responsibilities and obligations shall be established by the New Jersey Board of Public Utilities pursuant to applicable statutes, rules, codes and regulations in such cases made and provided.

     4.3. All other parties, including without limitation Clubhouse Associates, Inc., Holiday Lake, Inc. and any others having an interest in the premises, shall forthwith convey all of their respective right, title and interest in the foregoing water delivery systems and sewage collection systems as the Developer shall hereafter designate.

     4.4 References to the water delivery systems shall include, without limitation, all, each, and every well, well site, water distribution line, main, pipe, or other conduit, as well as pumps, motors, controls, heaters, and all other equipment, together with adequate and appropriate specific and blanket easements necessary to permit the unrestricted repair, maintenance, construction and expansion of the same.

     4.5 References to the sewage collection system shall include, without limitation, all, each, and every septic system, leaching field, pumping station, sewage collection line, main, pipe, and other conduit, as well as pumps, motors, controls, heaters, and all other equipment, together with adequate and appropriate specific and blankets easements necessary to permit the unrestricted repair, maintenance, construction and expansion of the same.

     4.6 The public utility companies, as aforesaid, shall, from time to time and upon request, receive in conjunction with the foregoing conveyances all necessary and appropriate easements in, under, about, upon and through existing, proposed, and future roads for the purpose of facilitating, allowing, and permitting their operation, expansion, maintenance, repair, and development.

THE GOLF COURSE

     5.1 Ownership of the golf course shall in all respects, be retained by and remain with the Developer as its sole and exclusive property and shall not become a part of, nor be included as a facility of the Community Corporation.

     5.2 No owner of property within the Community shall be compelled or required to contribute to the maintenance or operation of the Golf Course.

     5.3 Any member of Community Corporation and his guests who wish to play golf on the course shall be permitted to do so; subject, however, to uniform and appropriate rules, regulations, fees and charges established and imposed, from time to time, by the Developer.

     5.4 Any members of the general public who wish to play golf on the course shall be permitted to do so; subject, however, to uniform and appropriate rules, regulations, fees and charges established and imposed, from time to time, by the Developer.

     5.5 The Community Corporation shall allow the use of its roads, without fee, charge, limitation or restriction to anyone wishing to play golf on the course who does so with permission and as an invitee, licensee, guest, customer, or patron of the Developer.

     5.6 Persons who play golf on the course, whether they be members of the Community Corporation or members of the general public, shall have and enjoy the use of the club house facilities including those of the restaurant, changing rooms, and pro-shop; subject, however, to such uniform, appropriate, and reasonable rules and regulations as the Community Corporation may, from time to time, prescribe.

     5.7 The Developer, as owner of the golf course, shall for itself, its licensees and invitees, have the right to use and occupy those portions of the club house now devoted to the pro-shop, locker and changing rooms, and golf cart storage upon such terms and conditions as the Developer and Community Corporation may, from time to time, agree.

     5.8 The Golf Course shall include not only the several tees, fairways, and greens thereof, but also the putting green, driving range, and parking area as well.

     5.9 The Golf Course shall include the "Golf Course Easement" pertaining to the use of the "lOth Tee" which is more particularly described in that certain Declaration of Condominium Master Deed for "Holiday Lake, Inc., 48 Unit Condominium No. 65", dated march 27, 1975, and recorded in the Sussex County Clerk's

Office in Deed Book 955, at Page 933, et seq.,

     5.10 The golf course shall hereafter include appropriate rights in perpetuity for the purpose of allowing and permitting:

          (a) Golf carts to be operated along and upon the existing and future roads of the Community and to cross and recross the same without unreasonable limitation, reservation or restriction;

          (b) Golf carts to be operated along and upon the pathways, lanes and tracts of the Community, and to cross and recross the same without unreasonable limitation, reservation or restriction;

          (c) The Developer, its agents, servants, employees and designees to gather, salvage and retrieve golf balls from the areas in, under, around, upon, or about the lakes, Ponds or other water bodies of and within the Community; subject to reasonable regulations by the Community Corporation.

          (d) All persons who play golf on the course to strike, drive, or otherwise propel golf balls in, about, over, along and above the lakes, ponds, or other water bodies of or within the Community; subject to reasonable regulations by the Community Corporation.

USE OF COMMUNITY ROADS AND FACILITIES

     6.1 The Developer, and its agents, servants, employees, sales personnel, prospective purchasers, golfers, guests, and customers (all invitees and licensees) shall have the right to use Community roads and Community facilities pursuant to such uniform, reasonable and appropriate rules and regulations as the Community Corporation may, from time to time, prescribe.

     6.2 The Community Corporation shall allow the use of its roads, as aforesaid, without fee, charge, limitation or imposition.

     6.3 Should a dispute arise between the Developer and the Community Corporation concerning use of Community roads, facilities and amenities, the Special Trustee shall act to resolve the issues then presented and any action or decision of the Special Trustee shall be binding upon all parties only by the expressed agreement of the Developer or by a majority vote of the Community Corporation Board of Trustees.


CONVEYANCE OF FUTURE FACILITIES TO THE COMMUNITY CORPORATION

     7.1 As the Developer, including its successors or assigns, undertakes the construction and improvement of the yet untouched areas of the Community it shall cause to be built, at its own expense, appropriate roads, facilities, and amenities.

     7.2 Upon completion of such future community roads, facilities and amenities, as the case may be, the Developer shall thereupon and from time to time, offer to convey the same to the Community Corporation which shall be required to accept these transfers as and when tendered; provided, however, that future roads, facilities, and amenities shall satisfy applicable municipal requirements then in effect.

     7.3 Should a dispute arise between the Developer and the Community Corporation concerning future roads a amenities and facilities, or concerning their conveyance and acceptance, the Special Trustee shall act to resolve the issues then presented and any action or decision of the Special Trustee shall be binding upon all parties only by the expressed agreement of the Developer or by a majority vote of the Community Corporation Board of Trustees.

THE COMMUNITY CORPORATION POWERS OF COLLECTION

     8.1 The Community Corporation shall have a lien encumbering each vacant lot and dwelling unit (hereinafter collectively as "unit") for any unpaid dues or assessments duly made and imposed by the Community Corporation for a share of common expenses or otherwise, together with interest thereon, and, if authorized in the by-laws, reasonable attorney's fees.

     8.2 Such lien shall be effective from and after the time of recording, in the public records of the county in which the unit is located, of a Claim of Lien, stating the description of the unit, the name of the record owner, the amount due and the date when due.

     8.3 A Claim of Lien shall include only those sums which are due and payable when the claim of lien is recorded and shall be signed and verified by an officer or agent of the Community
Corporation.

     8.4 Upon full satisfaction of all sums secured by this lien, the party making payment shall be entitled to receive a recordable satisfaction of lien document.

     8.5 All such liens shall be subordinate to any lien for past due and unpaid taxes, the lien of any previously recorded mortgage(s) encumbering the unit, and to any other lien recorded prior to the recording of the Claim of Lien.

     8.6 Upon any voluntary conveyance of a unit, the grantor and grantee thereof shall be jointly and severally liable for all unpaid dues and assessments pertaining to such unit duly made and imposed by the Community Corporation or accrued up to the date of such conveyance, without prejudice to the right of the grantee to recover from the grantor any amounts paid by the grantee. The grantee shall be exclusively liable for those dues and assessments accruing while he is the unit owner.

     8.7 Any unit owner or any prospective purchaser of unit, prior to the consummation of a voluntary sale, may require from the Community Corporation, a certificate showing the amount of unpaid dues and assessments pertaining to such unit and the Community Corporation shall provide such certificate within ten
(10) days following a request therefor. The holder of a mortgage or other lien encumbering any unit may request a similar certificate. Any person, other than the unit owner, who relies upon any such certificate at the time of issuance shall be entitled to rely upon the accuracy thereof, and his liability shall be limited to the amounts set forth in such certificate.

     8.8 If a mortgagee of a first mortgage of record or other purchaser of a unit obtains title thereto as the result of a foreclosure of the first mortgage, such acquirer of title, his successors and assigns shall not be liable for the share of dues and assessments imposed by the Community Corporation pertaining to such unit or chargeable to the former owner thereof, which became due prior to acquisition of title as a result of the foreclosure. Such unpaid share of imposed dues and assessments shall be deemed to be common expenses collectible from all of the remaining unit owners including such acquirer, his successors and assigns.

     8.9 Liens for unpaid assessments may be foreclosed by suit brought in the name of the Community Corporation in the same manner as the foreclosure of a mortgage encumbering real property.

     8.10 The Community Corporation shall have the power, unless prohibited by the by-laws, to bid for and purchase a unit at foreclosure sale, and to acquire, hold, lease, mortgage and convey the same. Suit to recover a money judgment for unpaid assessments may be maintained without waiving the lien securing the same.

     8.11 A unit may be sold by the sheriff upon execution, free of any claim, not a lien of record, for dues and assessments imposed by the Community Corporation, but any rends derived from such sale remaining after the satisfaction of prior liens and charges, and before distribution to the previous owner, shall be applied in payment of such unpaid dues and assessments; provided, however, that written notice thereof shall have been given to the sheriff before distribution.

     8.12 Any such dues and assessments which shall remain uncollectible from the former unit owner for a period of more than 60 days after such sheriff's sale may be again imposed by the Community Corporation as an assessment to be collected from all unit owners, including the purchaser who acquired title at the sheriff's sale, his successors and assigns.

     8.13 Unless prohibited by the by-laws, the Community Corporation may bid and purchase the unit at a sheriff's sale, and acquire, hold, lease, mortgage and convey the same.

     8.14 Notwithstanding any foreclosure, tax sale, or other forced sale of a unit, all applicable provisions of this judgment and of the by-laws of the Community Corporation, shall be binding upon any purchaser at such sale to the same extent as they would be binding upon a voluntary grantee except that such purchaser shall not be liable for the share of dues and assessments imposed by the Community Corporation pertaining to such unit or chargeable to the former owner which became due prior to such sale, except as otherwise provided in paragraph 8.12 above.

     8.15 The collection procedures recited herein and authorized hereby are those generally applicable to Condominiums and embodied in New Jersey Statutes, R.S. 46:8B-21 and 22, the supplements thereto and amendments thereof.

ARREARAGES DUE TO THE DEVELOPER

     9.1 The Board of Trustees of the Community Corporation, the Special Trustee, and the Developer shall together promptly confer concerning procedures to be followed in obtaining collection from property owners who have not contributed to the maintenance of Community facilities and amenities since April 15, 1982.

     9.2 The Board of Trustees, Special Trustee, and the Developer shall together seek to establish appropriate procedures for collection, applying the concept that every property owner should have properly made a fair, reasonable, and proportionate contribution and shall be required now to satisfy and pay any delinquency.

     9.3 Both the Board of Trustees, the Developer, and any party-in-interest are granted leave to hereafter apply to the Court for the purpose of obtaining such orders and directives upon which the calculation of arrearages can be authoritatively computed and recorded.

     9.4 Recovered arrearages shall be allocated as the Community Corporation and the Developer may hereafter agree or as the Court may hereafter order.

COMMUNITY SECURITY FUNCTIONS

     10.1 Neither the Developer, nor the Community Corporation, shall exercise any police power within the Community

     10.2 Access to the Community by law enforcement officers shall be neither limited, restricted nor impeded by anyone.

     10.3 The Community Corporation may continue to maintain an entry gate systems; subject, however, to such uniform, reasonable and appropriate rules and regulations as the by-laws, may, from time to time, prescribe.

     10.4 The Developer may continue to maintain custodial surveillance services to safeguard its own equipment and properties.

FACILITY LICENSE AGREEMENTS

     11.1 Upon the formation and organization of the Community Corporation all Facility License Agreements shall prospectively and thenceforth cease to have any further force or effect.

THE SPECIAL TRUSTEE

     12.1 The Court does hereby appoint James R. Heaney, Esquire, as the Special Trustee, retroactively, however, to, from and after October 12, 1984.

     12.2 James R. Heaney, Esquire, shall serve as Special Trustee within the parameters of and be guided by the Letter Opinion rendered by this Court, on October 12, 1984, and until the further order of this Court.

     12.3 The fees due to James R. Heaney, Esquire, as Special Trustee shall be determined, from time to time, by the Court and thereupon paid by the Community Corporation.

CONVEYANCES OF EXISTING FACILITIES AND AMENITIES

     13.1 The Developer, and all other parties, as their respective interests my appear, shall convey, without cost, to the Community Corporation all existing roads, the gatehouse, the two existing lakes (joined at the bridge along Lake Shore South), the beach, the tennis courts, the swimming pool, the Club House, the parking lot serving the Club House, the ball field, and all existing outdoor recreation areas.

     13.2 These assets shall be conveyed by the Developer, and others as their respective interests may appear, to the Community Corporation immediately following its organization and the election of its initial Board of Trustees.

     13.3 Conveyances shall be made by Altamont Development Corporation, by High Point Community Services Association, Inc., Holiday Lake, Inc., and Club House Associates, Inc. (and by their present or former principals, to the extent that it or they may hold title to some community roads), all as their respective interests may appear.

     13.4 Conveyance shall be made, in each instance, free from all liens and encumbrances, by execution and delivery of a good and sufficient deed, including and reciting a covenant against acts of the grantor.

     13.5 All conveyances shall be made subject to the reservation of appropriate rights for:

          (a) maintenance, repair, operation, and expansion of present or future utilities including, without limitation, those of water, sewer, electric, gas, cable television, telephone, etc.;*

          (b) maintenance, expansion, use, operation and play of the golf course including, without limitation, the operation of golf carts throughout the network of present and future roads, golf driving space over lakes, ponds, and water bodies, and golf ball retrieval from lakes, ponds, and water bodies.*

     13.6 Conveyance of the club house of the Developer co the Community Corporation shall include only that personal property which was acquired as a part of the original purchase by Altamont Development Corporation from Albert Meltzer, the Receiver for Club House Associates, Inc. Any after acquired or elsewhere acquired personal property now located at the club house is specifically and expressly excluded from this requirement to convey.

MISCELLANEOUS MATTERS

     14.1 Personal guests and business invitees of Henry E. Wulster shall be afforded unimpaired access to his office over the roads of the Community.

     14.2 The Special Trustee may, in his exclusive discretion, use, utilize or adopt such records, lists, or other data which may be available, from time to time, from High Point Community Services Association, Inc., and/or Altamont Development

* ILLEGIBLE

     14.3 The decision recited in the Letter Opinion of the Court rendered in the above captioned and consolidated matters dated October 12, 1984 are fully incorporated herein by reference.

     AND, it is further ORDERED that BARRY N. CHASE, ESQUIRE, shall, within ten
(10) days from the date hereof, cause a certified true copy of this Judgment to be recorded as a deed in the Office of the Sussex County Clerk; and

     It is further ORDERED that BARRY N. CHASE, ESQUIRE, shall, within: twenty
(20) days from the date hereof, cause a copy of this Judgment and of the Court's Opinion dated October 12, 1984 to be sent, by regular first class mail, to all parties hereto and to all property owners of High Point Country Club Community as is hereinabove expanded and re-defined; and

     It is further ORDERED that all other litigation now pending between the captioned parties hereto, pertaining to issues which are not adjudicated herein, including without limitation, the consolidated cases bearing docket Nos. L-08478-82, C-2285-83E, and C-3967-83E be, and the same are hereby dismissed, without prejudice and without costs; provided however, that any party desirous of reasserting such claims, counter-claims, cross-claims or third-party claims, is hereby granted leave to again file an appropriate complaint, limited, however, in doing so to 120 days from the date hereof, and provided, further, that upon so doing such claims for the purposes of laches and applicable statutes of limitation shall be deemed to have been retroactively asserted as of the original respective filing date; and

     It is further ORDERED, DECREED and ADJUDGED that henceforth all conveyances of real property, or any interest therein, located within the Community (as is herein re-defined) shall refer to, recite, and embody by reference all of the comprehensive rights, responsibilities, duties and obligations permanently established by this Judgment; and

     It is further ORDERED that no costs shall be awarded to any party.


                                        /s/ Reginald Stanton
                                        --------------------------------
                                        HONORABLE REGINALD STANTON, J.S.C.

                                   Schedule I

               BY-LAWS OF COMMUNITY CORPORATION OF HIGHPOINT, INC.

                                 (SEE ATTACHED)

                                     BY-LAWS
                                       OF
                    COMMUNITY CORPORATION OF HIGHPOINT, INC.


                    P.O. Box 1301, Montague, New Jersey 07827
               Phone#: (201)293-3401           Fax#: (201)293-3460




                                BOARD OF TRUSTEES

                         Ms. Patricia Kellam - President

                         Dr. Paul Adams - Vice President

                          Mr. Fred Buchholz - Secretary

                          Mr. Steven Guida - Treasurer

                      Mr. John Rizzo - Assistant Secretary



                       Administrator - Mr. Ronald W. Bogle

                             INDEX TO THE BY-LAWS OF
                    COMMUNITY CORPORATION OF HIGHPOINT, INC.

ARTICLE I         NAME, OFFICE, AND PURPOSE                        PAGE

                  1.  Name and Purpose                             1
                  2.  Purpose                                      1

ARTICLE II        APPLICABILITY, MEMBERSHIP, DEFINITIONS

                  1   Applicability                                1-2
                  2.  Membership                                   2
                  3.  Definitions                                  2, 3 & 4

ARTICLE III       MEETING OF THE MEMBERS

                  1.  Place of Meetings                            4
                  2.  Annual Meetings                              4
                  3.  Order of Business                            4-5
                  4.  Special Meetings                             5
                  5.  Record Date                                  5
                  6.  Notice of Meeting                            5-6
                  7.  Waiver of Notice                             6
                  8.  Absentee Ballots                             6-7
                  9.  Quorum                                       7
                  10. Majority Vote                                7
                  11. Voting                                       7
                  12. Adjournment of Meetings                      7-8

ARTICLE IV        BOARD OF TRUSTEES

                  1.  Purpose                                      8
                  2.  Numbers of Trustees, Qualifications
                      and Compensation                             8
                  3.  Election and Term of Office                  8-9
                  4.  Removal of Trustees                          9
                  5.  Vacancies, Appointment of Interim Trustees   9
                  6.  Meetings of the Board of Trustees            9-10
                  7.  Powers and Duties                            10,11,12 & 13
                  8.  Liability and Indemnification of Trustees    13
                  9.  Nominations for Board of Trustees            13-14

ARTICLE V         OFFICERS

                  1.  Election, Removal and Compensation
                      of Officers                                  14
                  2.  President                                    14-15
                  3.  Vice President                               15
                  4.  Secretary                                    15
                  5.  Treasurer                                    16
                  6.  Indemnification of Officers                  16

                             INDEX TO THE BY-LAWS OF
                    COMMUNITY CORPORATION OF HIGHPOINT, INC.

ARTICLE VI        OPERATION OF THE PROPERTY                        PAGE

                  1.  Use of the Common Area                       16-17
                  2.  Rules of Conduct                             17-18
                  3.  Restrictions on the Use of Dwelling Units    18
                  4.  Commercial Use                               18
                  5.  Additions, Alterations or Improvements       18-19
                  6.  Maintenance and Repair                       19
                  7.  Common Expense and Surplus                   19-20
                  8.  Payment of Common Expenses                   20-21
                  9.  Default in Payment of Common Expenses        21-22
                  10. Fiscal Year and Records                      22
                  11. Open Bidding and Contracts                   22

ARTICLE VII       INSURANCE AND CASUALTY LOSSES

                  1.  General                                      23

ARTICLE VIII      TRANSFER OF DWELLING UNITS

                  1.  Liability of Purchaser (or Transferee) for
                      Prior Assessments                            23-24

ARTICLE IX        MISCELLANEOUS

                  1.  Compliance and Penalties                     24-25
                  2.  Notices                                      25
                  3.  Invalidity                                   25
                  4.  Conflicts                                    25-26
                  5.  Waiver                                       26
                  6.  Deed Restrictions                            26
                  7.  Captions                                     26
                  8.  Gender                                       26
                  9.  Amendments to the By-Laws                    26-27
                  10. Judgement                                    27
                  11. The Developer                                27-28
                  12. Notices                                      28
                  13. Copies of By-Laws                            28

The By-Laws of
Community Corporation of Highpoint, Inc.                                  Page 1


                                    ARTICLE I
                            NAME, OFFICE AND PURPOSE

Article I
Section 1:          Name and Principal Office

          1.1 These are the By-laws of Community Corporation of Highpoint, Inc. a non-profit corporation of the State of New Jersey, whose principal office is located at the Clubhouse, Highpoint Country Club, Montague, New Jersey.

Article I
Section 2:          Purpose

          2.1 The purpose of the Corporation shall be to hold, operate, manage, maintain, repair, and improve such Common Property and facilities within the Community as shall from time to time come into its possession and to provide for the proper and orderly administration, management, and supervision of the Common Properties and affairs of the Corporation.

          2.2 Community Corporation of Highpoint, Inc. has been established pursuant to and is to be governed by the applicable Statutes of the State of New Jersey, and in particular Title 15-A the Non-profit Corporation Act, the Condominium Act (in applicable part) and the Judgement of Honorable Reginald Stanton, dated January 2, 1985, in the Case of Altamont Development Corporation, Plaintiffs, vs. Property Owners, Water, Legal, and Contingency Committee, et. al., Defendants, in the Superior Court of New Jersey, Chancery Division, Sussex County, Docket No. C-4307-81-E.

                                   ARTICLE II
                     APPLICABILITY, MEMBERSHIP, DEFINITIONS

Article II
Section 1:          Applicability

          1.1 All present and future Owners, Lessees, Mortgagees, and Occupants of Dwelling Units and Lots within the Community, and their respective Invitees, Licensees, and Guests, and any other persons who have the right to use the common facilities in any manner, are subject to these By-Laws, the Rules and Regulations reasonably promulgated by the Corporation and the Judgement of the Honorable Reginald Stanton.

The By-Laws of
Community Corporation of Highpoint, Inc.                                  Page 2


          1.2 The acceptance of a deed, or conveyance, or the entering into of a lease, or the act of occupancy of property within the Community shall constitute an agreement that these By-Laws, the Rules and Regulations of the Corporation and the provisions of the Judgement as they may be amended from time to time, will be complied with, are accepted and are ratified by the person or entity so accepting, conveying, entering, or occupying.

Article II
Section 2:          Membership

          2.1 Every Owner shall be a Member of the Corporation. Membership shall be appurtenant to and may not be separated from ownership of property within the Community, which shall be the sole qualification for membership. Membership in the Corporation shall lapse and terminate when the Member shall cease to be a Property Owner. However, any delinquent assessment will remain the personal obligation and liability of a former Owner despite termination of membership and, any such delinquent assessment reduced to a lien shall remain a lien on the former Property Owner's property until paid. No Owner shall lose voting rights, access to his or her property or the right to attend and speak at any meeting of the Members or of the Board of Trustees because of any failure to be current in financial obligations to the Corporation.

Article II
Section 3:          Definitions

          3.1 "Owner" shall mean and refer to the record owner, whether one or more persons or entities, of a fee simple title to any property within the Community but excluding those having such interest merely as security for the performance of an obligation.

          3.2 "Community" shall mean and refer to that property formerly known as the Highpoint Country Club Community, as expanded by the Judgement of January 2, 1985, to encompass the entire municipal R-4 Zone located adjacent to and along Clove Road in the Township of Montague, County of Sussex, and State of New Jersey, including lands commonly known as the Base Tract, the True Tract, and the Armstrong Tract.

The By-Laws of
Community Corporation of Highpoint, Inc.                                  Page 3

          3.3 "Dwelling Unit" shall mean and refer to any unit shown on any recorded subdivision plot of the Community.

          3.4 "Members" shall mean and refer to all those Owners who are members of the Corporation as provided in this Article. In the event any Owner is a Corporation Association or Partnership, the said Owner shall designate which Officers, Directors, or Partners thereof shall be and constitute the Members.

          3.5 "Board of Trustees" (or "Board", or "Trustees") shall mean and refer to the Board of Trustees of the Corporation.

          3.6 "Vacant Lots shall mean and refer to a subdivided lot or parcel of land upon which no Dwelling Unit exists.

          3.7 "Corporation Property" or "Common Area" shall mean all land areas and structures thereon, and all personalty conveyed to the Corporation pursuant to the Judgement, including by way of description and not in limitation:

                    (a) the existing roads of the Community;

                    (b) the gatehouse;

                    (c) the two existing lakes;

                    (d) the beach areas;

                    (e) the tennis courts;

                    (f) the swimming pool;

                    (g) the Clubhouse;

                    (h) the parking lot serving the Clubhouse;

                    (i) the ball field;

                    (j) all existing outdoor recreation areas, excluding the
                        golf course;

                    (k) Such other areas as may from time to time may be
                        conveyed to the Corporation and designated as Corporation Property or Common Area by the Corporation.

The By-Laws of
Community Corporation of Highpoint, Inc.                                  Page 4

          3.8       "Spending Limitations" shall mean a sum equal to $10,000.00.

          3.9 "Developer" is Altamont Development Corporation, its successors and assigns.

                                   ARTICLE III
                             MEETING OF THE MEMBERS

Article III
Section 1:          Place of Meetings

          1.1 The Owners shall hold meetings at such place within the Community as may be fixed from time to time by the Board of Trustees and designated in the notice of such meeting, as hereinafter stated.

Article III
Section 2:          Annual Meetings

          2.1 An Annual Meeting of the Owners shall be held each year on the first Sunday of the month of May at the Clubhouse, unless otherwise designated by the Trustees, with notice to the Members.

          2.2 At each Annual Meeting the Owners shall elect Trustees of the Association in accordance with the provisions of Article
                    IV. In addition, they may transact such other business as may properly come before the meeting.

Article III
Section 3:          Order of Business

                    The order of business at the Annual Meetings of the Owners shall be as follows:

                    (a) Roll Call;
                    (b) Proof of Notice of Meeting;
                    (c) Reading of Minutes of Preceding Meeting of the Members;
                    (d) Reports of Officers;
                    (e) Reports of Members of the Board of Trustees, if any;
                    (f) Reports of Committees, if any;
                    (g) Election of Members of Board of Trustees;
                    (h) Unfinished Business;
                    (i) New Business;
                    (j) Adjournment.

The By-Laws of
Community Corporation of Highpoint, Inc.                                  Page 5


          3.2 The order of business at all other meetings of the Owners shall be set forth in the notice of the call thereof.

Article III
Section 4:          Special Meetings

          4.1 Special Meetings may be called by the President, or a majority of the Board of Trustees.

          4.2 A Special Meeting must be called by the Secretary upon receipt of a written request therefore signed by at least thirty percent (30%) of the Owners. Each Owner must personally sign any such written requests for a Special Meeting.

          4.3 A written request for a Special Meeting shall state the purpose or purposes of the proposed meeting. Business transacted at a Special Meeting shall be confined to the specific purposes stated in the notice of such Special Meeting.

Article III
Section 5:          Record Date

          5.1 For the purpose of determining the Owners entitled to vote and notice any meeting of the Owners, or any adjournment thereof, or for the purpose of any other action, the Board of Trustees shall fix in advance a date as the record date for such determination.

          5.2 Such date shall not be more than thirty (30) nor less than ten (10) days before the date of the meeting.

          5.3 If no record date is fixed, then the date shall be determined in accordance with the provisions of law relating thereto.

Article III
Section 6:          Notice of Meeting

          6.1 Notice of meetings of the Owners shall be in writing. Notice of meeting other than the Annual Meeting shall indicate and state that it is being issued by or at the direction of the person or persons calling the meeting.

The By-Laws of
Community Corporation of Highpoint, Inc.                                  Page 6


          6.2 Such notice shall be mailed or delivered to each Member's last known address not less than twenty (20) nor more than thirty (30) days prior to the date of the meeting.

          6.3 Notice of all meetings at which disposition is to be made of assets of the Corporation must also be given to the holders of mortgages on any Corporation property.

Article III
Section 7:          Waiver of Notice


          7.1 Notice of a meeting need not be given to any Owner who signs a waiver of notice whether before or after the meeting.

          7.2 The attendance of any Member at a meeting in person or by absentee ballot shall constitute a waiver of notice by him.

Article III
Section 8:          Absentee Ballots

          8.1       Votes may be cast either in person or by absentee ballots.

          8.2 A request for an absentee ballot shall be submitted to the Secretary not less than twelve (12) days prior to the date of a scheduled meeting, setting forth in such request the reason for the inability to attend in person. The Secretary shall thereupon send to the Owner an absentee ballot. The completed absentee ballot shall be resumed to the Secretary in two (2) sealed envelopes, one such envelope to be inside the other. The outer envelope shall legibly bear thereon the name of the Owner casting the absentee ballot. Upon receipt thereof, the Secretary shall compare the names thereon with the request for absentee ballots. Once compared and determined to be correct, the Secretary shall remove the inner envelope and shall immediately destroy the outer envelope. A record of the names of the absentee balloters shall be kept and shall be available for inspection by any Member one hour prior to any membership meeting. No absentee ballots shall be opened or

The By-Laws of
Community Corporation of Highpoint, Inc.                                  Page 7


                    inspected until the commencement of the Membership meeting to which the absentee ballots applies and the results of any ballots cast thereby shall not be disclosed until the specific issue voted upon has been voted upon by the Members attending in person.

          8.3 Nothing in this section shall preclude or be deemed to preclude any issue being brought before the Owners at a duly convened meeting of the Owners which has not been submitted to the Owners so as to allow voting thereon by absentee ballot.

Article III
Section 9:          Quorum

          9.1 A Quorum shall constitute those Owners in attendance at the time of the call to order of the meeting provided that number of Owners shall not be less than twenty five (25).

Article III
Section 10:         Majority Vote

          10.1 The casting of a majority of the votes by the Owners voting on an issue at a meeting at which a quorum is present shall be binding upon all Members, except when under the terms of these By-Laws or the provisions of the laws of the State of New Jersey a larger number of votes is required.

Article III
Section 11:         Voting

          11.1

                    The vote of the Owners shall be allocated as one (1) vote for each Dwelling Unit and/or Lot owned.

          11.2

                    When more than one person (or entity) owns any Lot or Unit, their vote shall be exercised as they among themselves determine, but in no event will a split vote be honored and in no event shall more than one vote be cast with respect to any Lot or Unit. Any Owner which is a corporation or partnership shall designate the person to cast that Owner's vote or votes, the identity of which shall be registered with the Secretary no less than fourty eight (48) hours prior to the scheduled time for the commencement of a Membership meeting.


Article III
Section 12:         Adjournment of Meetings

          12.1 If any meeting cannot be held because a quorum has not been attained, the meeting shall be adjourned to a time not less than ten (10) days from the scheduled for the original meeting. A further notice as to the date, time, or place of the adjourned meeting shall be required. The number of Owners

The By-Laws of
Community Corporation of Highpoint, Inc.                                  Page 8

                    in attendance at the scheduled time for commencement of such adjourned meeting shall be and constitute a quorum for the transaction of all business at ant such adjourned meetings.

                                   ARTICLE IV
                                BOARD OF TRUSTEES

Article IV
Section 1:          Purpose

          1.1 The affairs of the Corporation shall be governed by a Board of Trustees.

          1.2 The duties, election of, and term of the Board of Trustees shall be regulated by these By-Laws.

Article IV
Section 2:          Numbers of Trustees, Qualifications, Compensation

          2.1       There shall be five (5) members of the Board.

          2.2 To be qualified to be a member of the Board, a Member must be current on all financial obligations to the Corporation.

          2.3 No member of the Board of Trustees shall receive any compensation from the Corporation for acting as such.

Article IV
Section 3:          Election and Term of Office

          3.1 The Board of Trustees shall be elected by vote of the Owners at the Annual Meeting.

          3.2 Except as hereinafter provided, each Trustee shall be elected to serve for a term of three (3) years.

          3.3 The term of each Trustee shall commence at the next regular meeting of the Board of Trustees after the meeting of the Membership at which the Trustee is elected.

          3.4 Each Trustee shall hold office until his successor is elected or appointed as provided for in these By-Laws.

          3.5 At the 1986 Annual Meeting of the Membership, nine (9) Trustees shall be elected. Three (3) of the Trustees thereat elected shall serve for a term of three (3) years, three (3) thereat elected shall serve for a term of two (2) years, and three (3) thereat elected shall serve for a term of one (1) year. The determination as to the length of term for

The By-Laws of
Community Corporation of Highpoint, Inc.                                  Page 9


                    which the Trustees are elected shall be made by the drawing of lots immediately after the conduct of the election. Thereafter, except as hereinafter provided for, at each Annual Meeting of the Members, three (3) directors shall be elected.

Article IV
Section 4:          Removal of Trustees

          4.1 At any Annual or Special Meeting of the Owners, one or more of the members of the Board of Trustees may be removed by a two-thirds vote.

          4.2 A successor may then and there, or thereafter, be elected to fill the vacancy thus created, pursuant to ss. 5.1 of this Article.

          4.3 Any Trustee whose removal has been proposed shall be given the opportunity to be heard at the meeting called for such purpose. He shall be given notice of the reasons cited for removal at least ten (10) days prior to the meeting. He may be represented by counsel.

Article IV
Section 5:          Vacancies, Appointment of Interim Trustees

          5.1 Vacancies on the Board of Trustees caused by any reason, shall be filled by a two-thirds vote of the remaining members of the Board of Trustees.

          5.2 Each person so appointed shall serve until a successor is elected by the members at their next Annual Meeting or at a Special Meeting of the Members called for that purpose.

Article IV
Section 6:          Meetings of the Board of Trustees

          6.1 The next regularly scheduled meeting of the Board of Trustees subsequent to the Annual Membership Meeting, shall be deemed a reorganizational meeting, at which meeting the Board of Trustees shall reorganize, elect officers, and transact other such business that shall come before the meeting.

          6.2 Regular meetings of the Board of Trustees shall be held on the first Friday of each month at 8 p.m. at the Clubhouse. If any such meeting shall fall on a Holiday, the meeting shall be held the next succeeding Friday night. An agenda shall be posted in the Clubhouse prior to the meeting. The meeting shall be open to all the Members of the Corporation who may address the Board under such circumstances



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Community Corporation of Highpoint, Inc.                                 Page 10


                    and in accordance with such policies as shall from time to time be established by the Board.

          6.3 A Special Meeting of the Board of Trustees may be called by the President of the Corporation. A Special Meeting shall be called by the Secretary of the Corporation at the written request of at least four (4) members of the Board of Trustees.

          6.4 Notice of regular and/or special meetings shall be given to each Trustee at least forty eight (48) hours prior to such a meeting, except in the event of a bona fide emergency. The notice shall state the time and place of the meeting. In case of a Special Meeting, the purpose of the meeting shall also be stated in the notice. All notices must be confirmed in writing.

          6.5 Waiver of notice may be made by any Trustee, in writing. Presence at the meeting shall be considered waiver of any formal notice of the Trustee.

          6.6 The presence of a majority of the Trustees then in office at any meeting shall be considered a quorum.

          6.7 A vote by a majority of the quorum shall constitute the decision of The Board of Trustees.

Article IV
Section 7:          Powers and Duties

                    The Board of Trustees shall have all the power and it shall be its duty to carry out the purposes of the Corporation, according to the Articles of Incorporation, the Judgement of the Honorable Reginald Stanton, these By-Laws and the Rules and Regulations which are from time to time reasonably promulgated. By way of explanation, and not in limitation at the power granted to the Board of Trustees, their power and duties shall include the following:

          7.1 The Board of Trustees shall have the powers and duties necessary for the administration and management of the affairs of the Corporation and may do all such acts and things, except those which by law or by the Judgement, or by these By-Laws may not be delegated to the Board of Trustees by the Members.

          7.2 To maintain, care for, repair, replace, reconstruct, and protect the Common Elements, areas, and facilities of the Corporation, including all realty, buildings, property, etc., used by or owned by the Corporation.



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Community Corporation of Highpoint, Inc.                                 Page 11

          7.3 To establish, levy, assess, and collect and bring suit to recover assessments, both annual and special, from the Owners, and to use said monies in accordance with these By-Laws.

          7.4 To expend funds, to purchase, lease or rent property, and to do any other act including those which may alter or change the assets of the Corporation, provided, however, that in no event except in the case of a bona fide emergency, shall the Trustees take any action (either separately or through a series of related acts) which involves the expenditure of sums or incurring liability in excess of the "Spending Limitation" for: (a) items not specified in the budget; (b) items specified in the budget over the amount budgeted therefor.

          7.5 To prepare and adopt a budget for the Corporation in accordance with Section 7 of Article VI.

          7.6 To employ and dismiss all employees, independent contractors, agents, servants of the Corporation, and to determine the compensation for said employees. This may include the employment of a Managing Agent to perform such duties as the Board of Trustees may so designate and may lawfully delegate.

          7.7 To purchase or arrange for such services, machinery, tools, supplies, and the like as may be necessary for the proper operation and maintenance of the Corporation Property and the facilities and general business of the Corporation.

          7.8 To employ legal counsel, engineers, architects, and accountants, and to fix their compensation.

          7.9 To open bank accounts on behalf of the Corporation and to designate the signatories required therefor.

          7.10 To obtain fidelity bonds for all officers or employees of the Corporation handling or responsible for Corporation funds.

          7.11 To pay all taxes, assessments, utility charges and the like levied against the Corporation and its properties.

          7.12 To collect delinquent assessments and to employ the provisions and powers set forth in the Judgement and these By-laws to collect, foreclose, execute, or levy against any delinquent Owner, including collection and lien procedures provided by the Condominium Act of New Jersey (N.J.S. 46:8B-1).



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Community Corporation of Highpoint, Inc.                                 Page 12

          7.13 To authorize and designate such officer or officers as may be required to execute and deliver any documents, contracts, deeds, mortgages, certificates, bonds, notes, or other instruments of title or other documents of whatsoever nature as may be required in furtherance of the of affairs of the Corporation.

          7.14 To maintain such insurance policies which it deems appropriate.

          7.15 To make, and to enforce compliance with, such Rules and Regulations relative to the operation and use of the Common Areas and facilities, and to amend the same from time to time as it deems reasonable and necessary.

          7.16 To distribute and to deal with the Common Surplus as follows: (a) To allocate not more than fifty percent (50%) thereof to allocated reserves for future capital acquisitions and improvements; (b) To apply it to the Common Expenses for future period or periods. (c) No portion of the common surplus shall be distributed to any Owner or Member.

          7.17 To adopt reasonable Rules and Regulations to provide for the neat, proper, and orderly maintenance of all properties within the Community.

          7.18 To keep a detailed book of accounts, of receipts, and expenditures, and to have the records reviewed by an accountant licensed to practice in the profession or field of accountancy in the State of New Jersey.

          7.19 To render an annual report of the receipts and expenditures of the Corporation, which shall be mailed to ail Owners.

          7.20 To keep detailed records of its actions, minutes of the meetings of the Board of Trustees, and minutes of the meetings of Owners.

          7.21 The Board of Trustees shall have the power to purchase or sell property, to borrow funds or mortgage property in an amount per item which exceeds the spending limitation or otherwise



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The By-Laws of
Community Corporation of Highpoint, Inc.                                 Page 13


                    exceed the spending limitation only upon majority vote of the Owners voting on the issue or as authorized to so purchase, sell, borrow, or mortgage by the budget.

Article IV
Section 8:          Liability and Indemnification of Trustees

          8.1 The members of the Board of Trustees shall not be liable to the Owners for any mistake of judgement, negligence, or otherwise, except for their own individual willful misconduct or bad faith, as ultimately adjudicated by a court of competent jurisdiction.

          8.2 The members of the Board of Trustees shall have no personal liability with respect to any contract made by them on behalf of the Corporation.

          8.3 Each Trustee (his heirs, administrators, and executors) shall be indemnified and held harmless by the Corporation against any losses, expenses, and counsel fees reasonably incurred in connection with any action or proceeding in which said Trustee (his heirs, administrators, and executors), is made a party by reason of such office; provided, however that should such Trustee be adjudged in such action to have been guilty of willful misconduct or bad faith, the aforesaid indemnity shall not apply.

          8.4 Such indemnification is intended to encompass acts of the Trustees as such to the extent herein provided and is not intended to be operative with respect to any duties, obligations, or liabilities assumed by such Trustees as Owners or members.

          8.5 Such indemnification shall be provided for as a Common Expense, pursuant to Section 7, Article VI.

Article IV
Section 9:          Nominations for Boards of Trustees

          9.1 Nomination for candidates to be members of the Board of Trustees shall be made either by a nominating committee to be appointed by the President or by written petition signed by at least ten (10) Owners in good standing. No Member shall sign more petitions applicable to any election to the Board of Trustees than there shall be Trustees to be elected at that meeting.



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The By-Laws of
Community Corporation of Highpoint, Inc.                                 Page 14

          9.2 The nominating committee shall consist of a Chairman, who shall be a member of the Board of Trustees and two or more additional Members of the Corporation.

          9.3 The nominating committee shall make as many nominations for election to the Board of Trustees as it shall in its discretion determine, but not less than the number of Trustees to be elected. Prior to submitting a candidates name for nomination, his or her approval therefor shall be received by the nominating committee.


                                    ARTICLE V
                                    OFFICERS

Article V
Section 1:          Election, Removal, and Compensation of Officers

          1.1 The principal officers of the Corporation shall be the President, the Vice President, the Secretary, and the Treasurer, and such Assistant Vice President, and Secretaries shall be designated by the Board of Trustees.

          1.2 The officers of the Corporation shall be elected by vote of the Board of Trustees from among the membership of the Board of Trustees.

          1.3 The election of the officers shall take place at the reorganization meeting of the Board.

          1.4 Each officer shall hold office at the pleasure of the Board of Trustees. Upon the affirmative vote of two-thirds of the members of the Board of Trustees then in office, any officer may be removed and his successors be elected.

          1.5 Each officer shall hold office until his successor is elected.

          1.6 No officer shall receive any compensation from the Corporation for acting as such. Nothing contained in this subsection shall be deemed to preclude any officer from receiving reimbursement for expenses he actually incurred in good faith on behalf of the Corporation.

Article V
Section 2:          President

          2.1 The President shall be the Chief Executive Officer of the Corporation.



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Community Corporation of Highpoint, Inc.                                 Page 15

          2.2 The President shall preside at all meetings of the Owners and of the Board of Trustees.

          2.3 The President shall have all of the general powers and duties which are incident to the office of President of a corporation organized under New Jersey law.

          2.4 The President shall have the power to appoint committees from among the Members from time to time as he may in his discretion deem appropriate to assist in the conduct of affairs of the Corporation, provided he first obtains the advice (as distinguished from the consent) of the Board of Trustees with regard to any such appointment.

Article V
Section 3:          Vice President

          3.1 The Vice President shall take the place of the President and perform his duties whenever the President shall be absent or unable to act.

          3.2 If neither the President or Vice President is able to act, the Board of Trustees shall appoint some other member of the Board of Trustees to act in the place of the President on an interim basis.

          3.3 The Vice President shall also perform such other duties as shall from time to time be imposed upon him by the Board of Trustees or the President.

Article V
Section 4:          Secretary

          4.1 The Secretary shall keep the minutes of all meetings of Owners and of the Board of Trustees.

          4.2 The Secretary shall have charge of such records and papers as the Board of Trustees may direct.

          4.3 The Secretary, in general, shall perform all the duties incident to the office of Secretary of a corporation organized under New Jersey law.

          4.4 The Secretary shall also perform such duties for any committees as the Board of Trustees or the President may direct.

          4.5 The Secretary shall also maintain an accurate roster of the names and addresses of the Members, be the keeper of the Corporate Seal, and maintain a true an accurate copy of the By-Laws.



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Community Corporation of Highpoint, Inc.                                 Page 16

Article V
Section 5:          Treasurer

          5.1 The Treasurer shall have the responsibility for the funds and securities of the Corporation.

          5.2 The Treasurer shall be responsible for keeping full and accurate financial records and books of accounts showing all receipts and disbursements.

          5.3       The Treasurer shall prepare all required financial data.

          5.4 The Treasurer shall be responsible for the deposit of all monies and other valuable effects in the name of the Corporation in such depositories as may from time to time be designated by the Board of Trustees.

          5.5 The Treasurer shall generally perform all duties incident to the office of Treasurer of a corporation organized under New Jersey law.

          5.6 The Treasurer shall render to the President and to the Board of Trustees full account of the financial condition of the Association at the regular meetings of the Board and whenever either the President or the Board shall so require.

Article V
Section 6:          Indemnification of Officers

          6.1 Each officer shall be entitled to and shall receive the same indemnification as provided for Trustees of the Association in Section 8 of Article IV.

                                   ARTICLE VI
                            OPERATION OF THE PROPERTY

Article VI
Section 1:          Use of the Common Area

          1.1 The Common Areas shall be used in accordance with the reasonable purposes for which said Common Areas are intended, except as otherwise permitted by the Board of Trustees and as allowed in the By-Laws.

          1.2 There shall be no obstruction or interference whatever with the rights and privileges of other members in the Common Area and nothing shall be planted, altered, constructed upon, or removed from, the Common Area by any Member, except by prior written consent of the Board of Trustees.



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Community Corporation of Highpoint, Inc.                                Page 17

          1.3 If a Member shall violate this section, the Corporation shall have the right to restore the Common Area to its prior condition and assess the cost thereof against the Member who violates this section and such cost shall become a lien upon the Lot or Unit of such Member which shall become due and payable upon demand. The Corporation shall have the same right and powers to collect the cost of such restoration as provided in Section 9 of this Article for the collection of delinquent assessments.

          1.4 If a Member interferes with the rights and privileges of another Member in the use of the Common Area, the Corporation or the Member may commence an action to enjoin such interference and the prevailing party shall be entitled to recover such reasonable attorney's fees as the Court may allow together with all the necessary costs and disbursements incurred in connection therewith.

Article VI
Section 2:          Rules of Conduct

          2.1 All Rules and Regulations shall be binding on all Members, Occupants, Lessees, and their guests and all invitees and persons coming on the Community Property.

          2.2 Sanctions, including warnings, imposition of fines, suspension of privileges of membership, and suspension of use of Common Areas may be imposed for violation of these By-Laws, and Rules and Regulations promulgated by the Board of Trustees.

          2.3 Copies of changes in the Rules and Regulations shall be periodically furnished by the Corporation to each Owner whenever changes thereto are made.

          2.4       No unlawful use shall be made of any part of the Common
                    Elements.

          2.5 All valid laws, ordinances, and regulations of all governmental bodies having jurisdiction thereof shall be observed.

          2.6 The Trustees shall establish a Grievance Committee to conduct hearings to determine whether violations of these By-Laws or of the Rules and Regulations of the Corporation have occurred. The Grievance Committee shall further be authorized to impose sanctions for any violations it determines to have occurred. The operating procedures and Rights of Appeal from determinations of the Grievance Committee shall be promulgated by Rules and Regulations enacted by the Board of
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The By-Laws of
Community Corporation of Highpoint, Inc.                                 Page 18


                    Trustees. The Board of Trustees may adopt Rules and Regulations barring or limiting the use of recreational areas and the Clubhouse by Owners who are not current in their financial obligations to the Corporation.

Article VI
Section 3:          Restrictions on the Use of Dwelling Units

                    In order to provide for congenial occupancy of the Community Property and for the protection of the value of the Lots and Units, the use of the Lots and Units shall be restricted and shall be in accordance with the following provisions:

          3.1 No nuisance shall be maintained by any Occupant of a Unit or Lot, nor shall any use or practice be allowed by any Owner which is a violation of the Judgement, By-Laws, Rules and Regulations, or which interferes with the peaceful possession or proper use and enjoyment of the Lots, Units, or Common Elements.

          3.2       The Dwelling Units shall be used as residences only.

Article VI
Section 4:          Commercial Use

          4.1 Except for commercial uses which are in existence on the date these By-Laws become effective, there shall be no commercial uses conducted in any Dwelling Unit or within the Community except by express written consent of the Board of Trustees. Nothing in this Section shall be deemed to abrogate or impair any law, statute, ordinance, covenant, agreement or restriction in any manner prohibiting such commercial use.

 Article VI
 Section 5:         Additions, Alterations, or Improvements

          5.1 The Board of Trustees shall have the right to make or cause to made alterations and improvements to the Common Elements, provided the making of such alterations and improvements is authorized by majority vote of the voting on the issue where costs thereof exceeds the "Spending Limitation".

          5.2 The costs of such alterations and improvements shall be assessed as Common Expenses, unless in the judgement of the Board of Trustees, the same are exclusively or substantially for the benefit



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The By-Laws of
Community Corporation Highpoint, Inc.                                    Page 19


                    particular Owners, in which case they shall be assessed therefore in such proportion as they approve jointly, and, failing such approval, in such proportions as may be determined by the Board of Trustees.

Article VI
Section 6:          Maintenance and Repair

          6.1 All maintenance, repairs, and replacements to the Common Properties shall be made by the Corporation and shall be charged to all Owners as part of the Common Expense. Nothing in this subsection shall be deemed to impose upon the Corporation, the Board of Trustees, the individual Trustees, or the Officers of the Corporation, any duty to effectuate or make any particular maintenance, repair, or replacement, except as the Board of Trustees shall in their sole and singular discretion deem appropriate, nor shall anything in this subsection impair or be deemed to impair the obligation of third parties to make compensation for any damages which they may do or cause to be done to the Common Properties.

          6.2       Maintenance Schedule:

                    The Corporation shall answer such reasonable requests for information concerning its maintenance of the Common Elements as shall from time to time be made of it and which it deems appropriate.

Article VI
Section 7:          Common Expense and Surplus

                    The Board of Trustees shall annually prepare and adopt a budget for the Corporation, determining the amount of Common Expenses.

          7.2 The Common Expenses shall be such expense as shall be designated by the Board of Trustees and shall include, but should not be limited to the following:

                    (a) amounts required for the operation and maintenance of the Common Elements;
                    (b) amounts required for operation of the Corporation;
                    (c) amounts required for working capital of the Corporation;
                    (d) amounts required for future replacements and/or maintenance reserves and capital improvements;
                    (e) the cost of insurance premiums and fees on all policies of insurance maintained by the Corporation;
                    (f) amounts required to make up any deficit in the Common Expenses for any prior year;
                    (g) amounts required for indemnification of Trustees and Officers pursuant to Section 8 of Article IV, and Section 6 of Article V;



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Community Corporation of Highpoint, Inc.                                 Page 20


                    (h) uncollectable prior assessments, pursuant to Section 3 of Article VIII;
                    (i) amounts required to make up insufficent insurance proceeds subsequent to a casualty loss.

          7.3 The Board of Trustees shall advise all Owners promptly, in writing, of the amount of Common Expenses payable by each of them respectively, and shall furnish to all Owners copies of the annual budget on which such Common Expenses are based.

          7.4 The Common Expenses shall be allocated and assessed among the Owners according to and in the manner and amount as is fairly and equitably determined by the Board of Trustees.

          7.5 In the event it is concluded by the Board of Trustees that a special assessment and/or increase in the annual assessment and payments will be necessary, it may make such increase and/or special assessment, and it shall notify all Owners by written notice of the same, the need and the reasons therefore, and the amounts thereof.

          7.6 The Board of Trustees shall conduct a meeting of the Members at which the year's budget shall be discussed and the Board of Trustees shall adopt a budget for the fiscal year for the Corporation at least sixty (60) days prior to commencement of the fiscal year of the Corporation. In the event a budget cannot be put into effect prior to the commencement of the fiscal year of the Corporation, the Board of Trustees may impose a special assessment of not more than fifty percent (50%) of the prior year's assessment to the Owners, said special assessment to be applied to the budget and assessment ultimately proposed and put into effect for the then current fiscal year.

          7.7 The annual assessment shall not be either increased or decreased by more than twenty percent (20%) of the preceding fiscal year's annual assessment without the vote of a majority of the Owners voting on the issue.

Article VI
Section 8:          Payment of Common Expenses

          8.1 All Owners shall be obligated to pay the Common Expenses assessed by the Board of Trsutees pursuant to the provisions of Section 7 of this Article.

          8.2 Payments shall be made to the Corporation at the principal office of the Corporation or at such other place as may be designated for such purpose by the Board of Trustees in accordance with the dates for



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Community Corporation of Highpoint, Inc.                                 Page 21


                    payment established by the notice of the assessment. The Board of Trustees may provide for the payment of assessments in installments.

          8.3 Special assessments, when levied by the Board of Trustees pursuant to these By-Laws, shall be paid by the Owners in such manner as may be determined by the Board of Trustees.

          8.4 The abandonment of a Lot or Unit or a waiver of the use and enjoyment of any of the Common Elements shall not exempt or excuse any Owner from his contribution toward the Common Expenses.

          8.5 Notwithstanding the destruction of any Dwelling Unit by casualty or otherwise, and the resulting inability to occupy such Unit, the Owner of that Dwelling Unit shall remain liable for assessments for Common Expenses as a Dwelling Unit for the remainder of the year in which the destruction took place.

          8.6 In the event of a change of classification of any property during the year from that to a Lot to a Dwelling Unit, the assessment attributable to such property shall be increased pro-rata from the time of such change for the balance of the fiscal year. An Owner shall be assessed as a Dwelling Unit upon the issuance of a Certificate of Occupancy.

Article VI
Section 9:          Default in Payment of Common Expenses

          9.1 All Common Expenses and assessments, together with interest (at the highest legal rate), costs, and reasonable attorneys' fees incurred in connection with collection thereof, shall be a charge on the Lot or Unit and shall be a continuing lien upon the property against which each such assessment is made. Each such assessment, together with interest, costs, and reasonable attorneys' fees, shall also be the personal obligation of the Owner of such property at the time when the assessment accrued. The personal obligation for delinquent assessments shall also pass to the Owner's successor in title by his acceptance of title to such Lot or Unit for which such assessment are delinquent, except as provided in Section 3 of Article VIII.

          9.2 Such liens shall be effective as provided by N.J.S. 46:8B-21 of the Condominium Act. Said lien may be foreclosed in the same manner as real estate mortgages and it shall be prior to all other liens except:

                    (a) any similar liens by the Corporation for prior charges and assessments;



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Community Corporation of Highpoint, Inc.                                 Page 22


                    (b) assessments, liens, and charges for unpaid taxes due on said Dwelling Unit;
                    (c) prior mortgages and liens of record upon such Dwelling Unit.

          9.3 A suit by the Corporation against the delinquent Owner to recover a money judgement for the unpaid Common Expenses and assessments shall be maintainable without foreclosing or waiving the lien securing the same.

          9.4 An Owner who claims the classification of assessment applicable to his property is improper, shall be given an opportunity to be heard by the Board of Trustees and present his claim. Should his claim be upheld by the Board of Trustees, his assessment shall be reduced to that attributable to the proper category into which his property should have been placed and such Owner shall be given a refund of any excess assessment paid.

Article VI
Section 10:         Fiscal Year and Records

          10.1 The fiscal year of the Corporation shall be a calendar year unless otherwise designated by the Board of Trustees.

          10.2 The books and records of the Corporation and any supporting vouchers shall be made available for examination by Members at convenient hours on working days. Such days shall be established by the Board of Trustees.

Article VI
Section 11:         Open Bidding on Contracts

          11.1 The Board of Trustees shall not enter into any contract on behalf of the Corporation in excess of Fifteen Thousand Dollars and No Cents ($ 15,000.00) before requesting invitational bids from at least three (3) reputable firms or businesses regularly engaged in performing the work or providing the goods and materials which would be the subject of the contract. The contract shall be awarded by the Board of Trustees which shall not be required to accept the lowest bid, but shall consider the amounts bid along with other factors they determine to be relevant. In the event that at least three (3) such bids cannot be obtained, then, and in that event only, upon approval of three-fourths vote of the Trustees then in office, said bid requirement may be waived or modified as the Board of Trustees shall determine.



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Community Corporation of Highpoint, Inc.                                 Page 23


                                   ARTICLE VII
                          INSURANCE AND CASUALTY LOSSES

Article VII
Section 1:          General

                    The Board of Trustees shall require such policy or policies of insurance, to be maintained for the benefit and protection of the Corporation, the Trustees, the Officers, and the Members, as their respective interests may appear.

          1.2 The type of coverages, their extent and applicable limits shall be determined by the Board of Trustees.

          1.3 The Corporation shall have no responsibility to provide insurance to protect or insure the properties owned or controlled by anyone other than the Corporation.

          1.4 The Owner or Operator of the golf course shall provide the Corporation with proof of insurance, the name of the Corporation as a loss payee, as appropriate, against loss or damage to person or property in the Community resulting from the use of the golf course or any equipment related thereto.

          1.5 At the request of any Owner, the Corporation shall provide to that Owner an inventory of the relevant information concerning insurance policies maintained by the Corporation.

                                  ARTICLE VIII
                           TRANSFER OF DWELLING UNITS

Article VIII
Section 1:          Liability of Purchaser (or Transferee) for Prior Assessments

          1.1 The Purchaser (or Transferee) of title to a Lot or Unit shall be jointly and severally liable with his predecessor in title thereto for the amounts owing by the Seller (or Transferor) to the Corporation up to the time of transfer of the title, without prejudice to the right of the Purchaser to have recourse against the Seller for the amount paid by him as such joint debtor. An exception to this is a Purchaser at a foreclosure sale (except as noted in Subsection 1.5).

          1.2 These Transferees shall not be liable in a foreclosure sale, and the Lot or Unit shall not be subject to a lien for Common Expenses and other expenses assessed prior to their acquisition or title, provided, however,



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Community Corporation of Highpoint, Inc.                                 Page 24

                    that the Corporation shall be joined as a party to the foreclosure suit. When these exceptions apply, then the unpaid share of Common Expenses and other assessments shall become a Common Expense collectible from all Owners.

          1.3 Upon request by a Purchaser, the Corporation shall, within ten (10) days after such request, issue a CERTIFICATE OF PRIOR CHARGES DUE which shall detail the amounts due. Thereupon, the liability of the Purchaser under Subsection
                    3.2 of this Article shall be limited to the amount as set forth in said certificate.

          1.4 Upon the sale, conveyance or other lawful transfer of title to a Lot or Unit, all unpaid assessments, charges, and expenses of the Corporation chargeable to the Lot or Unit shall first be paid out of the sales price or by the Purchaser, in preference to any other assessments or charges of whatever nature, except:

                    (a) assessments, liens, and charges for taxes past due and unpaid on the Dwelling Unit; and

                    (b) amounts due under bona fide mortgages and liens recorded prior to the claim of lien by the Corporation.

          1.5 In the event of a foreclosure by the Corporation of a statutory lien on any Lot or Unit for unpaid Common Expenses and in the event the proceeds of the foreclosure sale shall not be sufficient for the payment of such unpaid Common Expenses, it shall be collectable from all Owners, including the Purchaser of the foreclosed Lot or Unit, his heirs and assigns in the same manner as Common Expenses.

                                   ARTICLE IX
                                  MISCELLANEOUS

Article IX
Section 1:          Compliance and Penalties

          1.1 The By-Laws, the Rules and Regualtions adopted pursuant hereto, together with all future amendments and the covenants and restrictions in the Judgement shall be strictly compiled with by Member.



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The By-Laws of
Community Corporation of Highpoint, Inc.                                 Page 25

          1.2 Failure to comply with any of the same shall entitle the Corporation to levy fines for violations, bring suit to recover monies due and for damages and inductive relief, against the offender.

          1.3 If suit is instituted by the Corporation against anyone bound by these By-Laws and the Court determines the violation complained of has occurred, the Corporation shall be reimbursed from the violator for its reasonable attorneys fees and such other costs as shall be established by the Court.

          1.4 Nothing herein shall be deemed to preclude any Member from bringing action for relief against another Member or Members for violations which affect such Members person, property, or enjoyment or occupancy of his Lot or Unit.

Article IX
Section 2:          Notices

          2.1 All notices to the Corporation shall be hand delivered or sent by registered or certified mail to the Corporation care of the Secretary, at the Office of the Corporation, or to such other address as the Board of Trustees may hereafter designate from time to time in writing to all Owners and to other parties in interest.

          2.2 All notices to any Member shall be sent by First Class Mail, postage prepaid, or shall be hand delivered to the address designated for the Member's Lot or Unit, or to such other address as may have been designated by such Member from time to time, in writing, to the Corporation.

          2.3 All notices shall be deemed to have been given when mailed or when delivered by hand, except notices of change of address which shall be deemed to have been given when received.

Article IX
Section 3:          Invalidity

          3.1 The invalidity of any part of these By-Laws shall not impair or affect in any manner the validity, or enforceability or effect of the remainder of these By-Laws.

Article IX
Section 4:          Conflicts

          4.1 In case any of these By-Laws conflict with the provision of the Judgement or the laws of the State of New Jersey, the provision of said Judgement or the laws of the State of New Jersey, as the case may be, shall control.

The By-Laws of
Community Corporation of Highpoint, Inc.                                 Page 26

Article IX
Section 5:          Waiver

          5.1 No restriction, condition, obligation, requirement, or other provision contained in these By-Laws shall be deemed to have been abrogated or waived by reason of any failure to enforce the same, irrespective of the number of violations or breaches thereof which may occur.

Article IX
Section 6:          Deed Restrictions

          6.1 None of the provisions in these By-Laws shall be deemed to be in derogation of or in release of any deed restrictions to which the property within the Community is or may be subject, whether such restrictions are contained in the Judgement or in the other prior deeds in the chain of title, unless required by the Judgement.

Article IX
Section 7:          Captions

          7.1 The captions herein are inserted only as a matter of convenience of reference and in no way define, limit, or describe the scope of the By-Laws or the content of any provision hereof.

Article IX
Section 8:          Gender

          8.1 The use of the masculine gender in these By-Laws shall be deemed to include the feminine gender, and the use of the singular shall be deemed to include the plural whenever the context so requires.

Article IX
Section 9:          Amendments to the By-Laws

          9.1 These By-Laws may be modified or amended by the Members at the Annual Membership Meeting or at a Special Membership Meeting called in accordance with the provision of these By-Laws.

          9.2 An Amendment may be presented for action at a Membership meeting by a two-thirds vote of the Board of Trustees or by a petition signed by the Members entitled to cast not less than one hundred (100) votes. The petition shall contain the full text of the proposed amendment and a statement of no more than five hundred (500) words explaining the need for the amendment. The petitions shall be filed with the Secretary at least forty (40) days prior to the meeting at which the amendment is to be acted upon and copies thereof shall be sent to all members by the Proponent of such By-Law change by First Class mail.

The By-Laws of
Community Corporation of Highpoint, Inc.                                 Page 27

          9.3 No modification or amendment to these By-Laws shall be valid unless adopted by the affirmative vote of two-thirds of the Owners voting upon the proposed modification or amendment.

Article IX
Section 10:         Judgement

          10.1 The Judgement of the Honorable Reginald Stanton, dated January 2, 1985 sets forth in detail the obligations and responsibilities of the individual Property Owners of the Community Corporation of Highpoint, Inc., and the developer of the Highpoint Country Club Community (the municipal R-4 zone of Montague Township). Some of these obligations and responsibilities are set forth in the present By-Laws; however, it is understood that the provisions of the Judgement are controlling in the case of any conflict between the By-Laws and Judgement, and also in the case of provisions in the Judgement not set forth in detail in the By-Laws.

Article IX
Section 11:         The Developer

          11.1 The Developer shall be a Member of the Corporation as long as it owns at least one (1) vacant Lot or one (1) Dwelling Unit in the Community.

          11.2 During the first election for members of the Board of Trustees, the Developer shall be entitled to cast a vote equal to forty percent (40%) of the total number of votes eligible to vote in the election of Trustees. In subsequent voting, the Developer shall be entitled to cast the number of votes determined by applying the formula of one (1) vote for each vacant Lot and for each Dwelling Unit owned by the Developer; however, in no event shall the Developer be entitled to cast more than forty percent (40%) of the total number of eligible votes. The Special Trustee shall certify to the Court, to the Developer, and to the Corporation when the number of votes of the Developer becomes less than forty percent (40%) when applying the basic formula.

          11.3 The assessments and dues of the Developer need not be mathematically equivalent or commensurate with its voting power.

          11.4 The Developer shall have the pwer, right, and authority to veto any action of the Board of Trustees involving the creation, establishment, promulgation, or imposition of membership dues and assessment, provided, however, that within thirty (30) days of such action having been taken, Developer notifies the Board in writing of the exercise of its veto.

The By-Laws of
Community Corporation of Highpoint, Inc.                                 Page 28

          11.5 The Developer shall have the power, right, and authority to veto any action of the Board of Trustees in adopting operation budgets, and capital budgets, provided, however, that within thirty (30) days of such action having been taken, the Developer notifies the Board in writing of the exercise of its veto.

          11.6 Should the Developer exercise its veto, as aforesaid, the Special Trustee appointed in the Judgement, or his successor, shall act to resolve the issues then presented, and any action or decision of the Special Trustee shall be sufficient to override such veto and thus be binding upon all parties only by either the expressed agreement of the Developer or by the majority vote of the Board of Trustees.

Article IX
Section 12:         Notices

 12.1 It shall be the obligation of each Member of the Corporation to provide the Secretary of the Corporation with his current mailing address for receipt of notices and information from the Corporation. It shall be the obligation of the Corporation to mail notices and information to Members at the most current mailing address contained in the Corporation records.

Article IX
Section 13:         Copies of By-Laws

          13.1 A copy of the By-Laws as adopted and approved by the Court, and any subsequent amendments shall be filed by the Secretary with the Sussex County Clerk within ten (10) days after adoption or approval, as the case may be. Copies of the By-Laws and amendments shall be provided to each Member by the Corporation within a reasonable time after adoption.

                             AMENDMENT TO BY-LAWS OF
                    COMMUNITY CORPORATION OF HIGHPOINT, INC.


     I, PAUL ADAMS, Secretary of Community Corporation of Highpoint, Inc., do hereby certify that, at a duly convened meeting of the members of Community Corporation of Highpoint, Inc., held on the 3rd day of May 1987, at the Clubhouse, Highpoint Country Club a quoram of the members having been present,

     IT WAS RESOLVED that the By-Laws of Community Corporation of Highpoint, Inc., be amended as follows:

     ARTICLE IV SECTION 2.

     2.4 No member shall be qualified to serve as a Trustee who would be disqualified from owning or having an interest in a license or permit regulated or controlled in any manner by the State of New Jersey Division of Alcoholic Beverage Control, or who owns or has an interest in any such license or permit.

     I hereby certify the foregoing to be a true and accurate statement of the amendment to the By-Laws adopted.



                                   /s/ Paul Adams, Secretary
                                   -------------------------



Prepared by John T. Stieh,
Attorney of the State of New Jersey


/s/ John T. Stieh
-----------------------------------

RESOLUTION 010190

(RESOLUTION FOR CHANGE IN BYLAWS - REDUCTION OF BOARD MEMBERS FROM 9 MEMBERS TO 5 MEMBERS TO BE ACCOMPLISHED THRU ATTRITION)

WHEREAS THE BOARD OF TRUSTEES OF COMMUNITY CORPORATION OF HIGHPOINT INC, FEELS IT IS IN THE BEST INTEREST OF THE PROPERTY OWNERS TO REDUCE THE NUMBER OF BOARD MEMBERS AND,

WHEREAS THE BOARD FEELS THAT THE CONDUCTING OF CORPORATION BUSINESS WOULD BE BETTER SERVED BY A REDUCTION OF BOARD MEMBERS AND,

WHEREAS THE BOARD FEELS THAT THIS REDUCTION SHOULD BE DONE IN A ORDERLY FASHION

NOW, THEREFORE BE IT RESOLVED THAT THE BOARD OF TRUSTEES OF COMMUNITY CORPORATION OF HIGHPOINT INC, AMEND ITS BY LAWS TO ALLOW FOR THE REDUCTION IN NUMBERS OF ELECTED TRUSTEES FROM NINE (9) ELECTED MEMBERS TO FIVE (5) ELECTED MEMBERS EFFECTIVE AT THE NEXT REGULAR MEETING OF THE BOARD OF TRUSTEES AFTER THE MEETING OF THE MEMBERSHIP ON MAY 6, 1990.

FURTHER, BE IT RESOLVED THAT THIS REDUCTION IN ELECTED MEMBERS SHALL BE ACCOMPLISHED THRU ATTRITION OF THOSE POSITION WHICH ARE ENDING IN MAY 1990 AND OR THROUGH VACANCIES CREATED BY RESIGNATION.

FURTHER, BE IT RESOLVED THAT ALL ARTICLES OF THE BY LAWS WHICH RELATE TO NINE BOARD MEMBERS WILL BE AMENDED TO REFLECT FIVE BOARD MEMBERS.

FURTHER, BE IT RESOLVED THAT THIS AMENDMENT BE PLACED BEFORE THE MEMBERSHIP OF COMMUNITY CORPORATION AT A SPECIAL MEETING TO BE HELD ON FEBRUARY 2, 1990 AT 7:00PM FOR THE PURPOSE OF THEIR APPROVAL.

FURTHER BE IT RESOLVED THAT THIS AMENDMENT TO THE BY LAWS OF COMMUNITY CORPORATION SHALL ONLY BE VALID IF IT IS ADOPTED BY THE AFFIRMATIVE OF TWO-THIRDS OF THE VOTES CAST